SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53905

Date of Report: September 24, 2010

SABRE INDUSTRIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-1714523
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

Lincan Industrial Park, Linyi County, Shandong Province, P.R. China	251500
(Address of principal executive offices)	(Zip Code)

86-534-5054799
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition of Assets
Item 3.02	Unregistered Sale of Equity Securities
Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.06	Change in Shell Company Status

On September 24, 2010, in a transaction hereafter referred to as the “Share Exchange,” Sabre Industrial, Inc. (“Sabre Industrial”) acquired all of the outstanding capital stock of Tsingyuan Holding Inc. (“Tsingyuan Holding”), a Delaware corporation. Tsingyuan Holding is a holding company that owns 100% of the capital stock of Tsingyuan Group (Hong Kong) Co., Ltd. (“Tsingyuan HK”), which in turn owns all of the registered capital of Beijing Qingyuan Hengchang Consulting Co., Ltd.  (“Beijing Qingyuan”), a wholly foreign owned enterprise (“WFOE”) organized under the laws of the People’s Republic of China. Beijing Qingyuan has control over the business of Linyi Hengchang Brewer’s Malt Co., Ltd. (“Linyi Hengchang Malt”) and over the business of Shandong Qingyuan Beer Co., Ltd. (“Shandong Qingyuan Beer”), both of which are limited liability companies organized under the laws of The People’s Republic of China.  Linyi Hengchang Malt is engaged in the manufacture and distribution of brewer’s malt.  Shandong Qingyuan Beer brews and distributes beer throughout northern and eastern China.  Linyi Hengchang Malt owns 66.8% of Shandong Qingyuan Beer; the remaining 33.2% is owned by shareholders of Linyi Hengchang Malt.

The control that Beijing Qingyuan has over Linyi Hengchang Malt and Shandong Qingyuan Beer is generally identified as an “entrusted management” business arrangement. Linyi Hengchang Malt and Shandong Qingyuan Beer are commonly referred to as variable interest entities (or VIE’s) with respect to Beijing Qingyuan. The aforementioned entrusted management arrangement is a result of entrusted management agreements, whereby all economic benefits and risks arising from the operations of Linyi Hengchang Malt and Shandong Qingyuan Beer are transferred to Beijing Qingyuan. Details of the VIE Agreements are set out below in the “Entrusted Management Agreements” caption.

Prior to the Share Exchange, Zhang Dingyou owned 60 million shares of Sabre Industrial common stock, representing 99% of the then outstanding shares.  He was also the sole member of Sabre Industrial’s Board of Directors, as well as Chairman of Beijing Qingyuan, Linyi Hengchang Malt and Shandong Qingyuan Beer.   In exchange for the outstanding shares of Tsingyuan Holding, Sabre Industrial issued 65,107,671 shares of its common stock (the “Exchange Shares”) to the shareholders of Tsingyuan Holding (the “Share Exchange”).   The Exchange Shares represent 51.8% of the outstanding shares of Sabre Industrial.  The greater portion of the Exchange Shares were issued to Zhang Dingyou, who immediately assigned most of them to 173 other shareholders for whom he served as nominee, thus reducing his own interest in Sabre Industrial (including shares previously owned) to 71,373,301 shares (56.8% of the outstanding).

Immediately after the acquisition of Tsingyuan Holding, Zhang Dingyou, the sole director of Sabre Industrial, elected Zhang Dingfu, his brother, and Yuan Mingxia to serve as members of the Board of Directors.  Mr. Zhang then resigned from his position as Chief Financial Officer of Sabre Industrial, and the Board elected a replacement as well as other officers, who are identified below.

New Management

The executive officers and directors of Sabre Industrial, Inc. are:

Name	Age	Positions with the Company
Zhang Dingyou	43	Chairman, Chief Executive Officer
Zhang Dingfu	56	Director, Chief Operations Officer
Yuan Mingxia		Director, Chief Financial Officer

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.  Officers serve at the pleasure of the Board of Directors.

Zhang Dingyou.  In 2004 Mr. Zhang organized Linyi Hengchang Malt, where he has since been employed as Legal Representative and Chief Executive Officer.  Mr. Zhang also fills those roles for Shandong Qingyuan Beer, a subsidiary organized by Linyi Hengchang Malt in 2005.  In 2000 Mr. Zhang organized the Linyi Hengchang Industrial and Trading Co., Limited, which became the highest earning company in the Linyi Hengchang Industrial District.  Previously Mr. Zhang was employed for eight years as General Manager of Shandong Xinwen Mineral Bureau.  Mr. Zhang is a member of the Linyi County Standing Committee of the Dezhou Business Committee.  Mr. Zhang has a law degree from the Shandong Governmental Law School and attended executive training programs at Tsinghua University School of Business, Beijing.  Zhang Dingyou is the brother of Zhang Dingfu, a member of our Board of Directors.

Zhang Dingfu.  Mr. Zhang has been employed by Linyi Hengchang Malt as Manager since it was organized in 2004.  From 2001 to 2004 Mr. Zhang was employed as Workshop Manager by Linyi Hengchang Industrial and Trading Co., Limited, where he was responsible for employee training and quality control and safety.  From 1999 to 2001 Mr. Zhang was employed as Operations Manager by Muping Fenghe Fuel Co.  In total, Mr. Zhang has 34 years experience in business management.  He is a graduate of Linyi Sales and Supply College. Zhang Dingfu is the brother of Zhang Dingyou, a member of our Board of Directors.

Yuan Mingxia.  Ms. Yuan has been employed as Chief Financial Officer of Shandong Qingyuan Beer since 2007.  From 2004 to 2007, Ms. Yuan was employed by Linyi Hengchang Malt as senior Accounting Manager.  Ms. Yuan is a graduate of Jinan University with a degree in accounting.

Principal Shareholders

Upon completion of the Share Exchange, there were 125,715,573 shares of Sabre Industrial common stock issued and outstanding.  The following table sets forth information known to us with respect to the beneficial ownership of our common stock by the following:

•	each shareholder who beneficially owns more than 5% of our common stock;

•	Zhang Dingyou, our Chief Executive Officer

•	each of the members of the Board of Directors; and

•	all of our officers and directors as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Zhang Dingyou	71,373,301	56.8%
Zhang Dingfu	5,520,130	4.4%
Yuan Mingxi	20,520,128	16.3%
All officers and directors As a group (3 persons)	97,413,568	77.5%

(1) Except as otherwise noted, all shares are owned of record and beneficially.

INFORMATION REGARDING THE ACQUIRED COMPANIES

This diagram shows our current corporate structure.   Solid lines indicate wholly-owned subsidiaries.  Dotted lines indicate the entrusted management relationship.

Tsingyuan Holding, Inc.

Tsingyuan Holding Inc. (“Tsingyuan Holding”) was organized under the laws of Delaware on March 30, 2010.  It has initiated no business activity, except that Tsingyuan Holding is the registered owner of the outstanding capital stock of registered capital of Tsingyuan Group (Hong Kong) Co., Ltd.   Those shares represent the only asset of Tsingyuan Holding.

Tsingyuan Group (Hong Kong) Co., Ltd.

Tsingyuan Group (Hong Kong) Co., Ltd. was organized under the laws of Hong Kong on April 22, 2010.  It has initiated no business activity, except that Tsingyuan Holding is the owner of the registered capital of Beijing Qingyuan Hengchang Consulting Co., Ltd.   That equity interest represents the only asset of Tsingyuan Group (Hong Kong) Co., Ltd.

Beijing  Qingyuan Hengchang Consulting Co., Ltd.

Beijing Qingyuan Hengchang Consulting Co., Ltd. (“Beijing Qingyuan”) is a Wholly Foreign Owned Entity organized under the laws of the People’s Republic of China on June 17, 2010.  On June 26, 2010, Beijing Qingyuan entered into four agreements with  Linyi Hengchang Malt and with the equity owners in Linyi Hengchang Malt, and four agreements with Shandong Qingyuan Beer and with the equity owners in Shandong Qingyuan Beer.  Collectively, the agreements provide Beijing Qingyuan exclusive control over the business of Linyi Hengchang Malt and its majority-owned subsidiary, Shandong Qingyuan Beer.  The relationship is one that is generally identified as “entrusted management.”

The Entrusted Management Agreements

On June 26, 2010 Beijing Qingyuan, Linyi Hengchang Malt and the registered equity holders in Linyi Hengchang Malt signed four agreement (the “Entrusted Management Agreements”), the purpose of which is to transfer to Beijing Qingyuan full responsibility for the management of Linyi Hengchang Malt, as well as the financial benefits and responsibility for any losses that arise from the business of Linyi Hengchang Malt.  On the same date Beijing Qingyuan, Shandong Qingyuan Beer and the registered equity holders in Shandong Qingyuan Beer signed substantially identical agreements, the purpose of which is to transfer to Beijing Qingyuan full responsibility for the management of Shandong Qingyuan Beer, as well as the financial benefits and responsibility for any losses that arise from the business of Shandong Qingyuan Beer.  A summary of the agreements follows:

▪
Exclusive Technical Service and Business Consulting Agreements.  In these agreements Beijing Qingyuan undertakes to provide Linyi Hengchang Malt and Shandong Qingyuan Beer advice and assistance with respect to all aspects of their business.  In exchange for the services, Linyi Hengchang Malt and Shandong Qingyuan Beer will each pay Beijing Qingyuan 10,000 RMB ($1,475) per month plus 100% of their annual gross profit.  Beijing Qingyuan will reimburse Linyi Hengchang Malt and Shandong Qingyuan Beer for any net loss that either company incurs.

▪
Call Option Agreements.  In these agreements the shareholders of Linyi Hengchang Malt and Shandong Qingyuan Beer grant to Beijing Qingyuan an option to purchase their equity interests in those companies, if permitted by the laws of the People’s Republic of China.  The purchase price will equal the greater of 1 RMB or the minimum price required under applicable law.  The equity owners covenant in the Call Option Agreements that they will not permit Linyi Hengchang Malt or Shandong Qingyuan Beer to issue an equity interest to any other party, nor to take any material action without the consent of Beijing Qingyuan.

▪
Proxy Agreement.  In these agreements the shareholders of Linyi Hengchang Malt and Shandong Qingyuan Beer have given to Beijing Qingyuan a proxy to vote their shares at any meeting of the shareholders of either Linyi Hengchang Malt or Shandong Qingyuan Beer.

▪
Share Pledge Agreements.  In these agreements, the shareholders of Linyi Hengchang Malt and Shandong Qingyuan Beer have pledged their equity interests in these companies as security for their obligations and the obligations of Linyi Hengchang Malt and Shandong Qingyuan Beer under the Exclusive Technical Service and Business Consulting Agreements, the Call Option Agreements and the Proxy Agreements.  During the term of the pledge, the shareholders are barred from transferring any interest in the equity in Linyi Hengchang Malt or Shandong Qingyuan Beer.

Linyi Hengchang Brewer’s Malt Co., Ltd.

Linyi Hengchang Malt and its majority-owned subsidiary, Shandong Qingyuan Beer, are located in Linyi County, in Shandong Province, in eastern China.   The location places them centrally in the industrial corridor of China from Harbin through Beijing and Guangzhou to Shanghai, while also providing ready access to train lines and roadways connecting to western China.  The location of Linyi and Shandong, therefore, facilitates rapid delivery of our products to the greater portion of the Chinese population.  At present, approximately half of our revenue is produced by the sale of brewer’s malt and half by the sale of beer.

Our Malt Business

Linyi Hengchang Malt was organized in 2004 with 76.75 million Renminbi (RMB) (approximately $11.3 million) in registered capital.  Its business purpose is to engage in the manufacture and sale of brewer’s malt used in the production of beer.  With the growth of demand for beer in both urban and rural China, industry data has consistently indicated a shortage of suppliers of quality brewer’s malt.  Linyi Hengchang Malt was established to help fill that gap.  In 2008 Chinese manufacturers produced 41.23 million tons of beer, which required 4.9 million tons of brewer’s malt for production.  Linyi Hengchang Malt currently produces 200,000 tons per year.

Linyi Hengchang Malt imports barley from Australia, Canada and France, depending on customer demand and market conditions.  We also malt a variety of domestic barleys, including Jiangsu barley, Gansu barley from northwest China, and a particularly high quality barley from Inner Mongolia.  We also import French wheat for malting for use in wheat beers.   Raw material generally arrives at the nearly Pingyuan railway station, from which we transport it to our factory in our own vehicles.

The malting process is an ancient process, but modern technology has enabled us to optimize the quality and consistency of our end product.  Malting, in general, consist of germinating grain in water, then applying heat to rapidly halt the germination process.  Our technology allows us to adjust the timing and ventilation process to provide the optimal malting conditions for each variety of grain that we use.

Our brewer’s malt is currently shipped to brewers in ten provinces of China.  The central location of Shandong Province within China’s industrial corridor makes transportation particularly convenient. In general, our customers pay the freight charges from our warehouse loading dock.

In 2008 Linyi Hengchang Malt was awarded the Quality Management System Certification by the Beijing United Intelligence Certificate Co., Ltd.  The certification verified that the company’s quality management system for the production of brewer’s malt met the standards of ISO9001:2000.

Linyi Hengchang Malt is required to qualify with several government agencies in order to carry out its business.  Primary among its government approvals are:

•	Grain Purchases Permit issued by Linyi County Grain Administration in 2008 (renewable biennially);

•	Sanitation License issued by Linyi County Health Bureau in 2010 (renewable every three years);

•	Drawing of Water Permit issued by the Ministry of Water Resources in 2007, which authorizes the company to draw up to 10,000 cubic meters of deep underground water into its plant;

•	Certification to act as consignee or consignor for import-export of malt products, awarded in 2005.

The establishment of Shandong Qingyuan Beer in 2005 provides us a captive customer for our brewer’s malt.  Currently, only a small percentage of our malt production is delivered to Shandong Qingyuan Beer.  If its growth continues, Shandong Qingyuan Beer will become a larger portion of our customer base, which will increase the profitability of our overall enterprise.

Our Beer Business

Shandong Qingyuan Beer was organized in December 2005 with registered capital of 30 million RMB (approximately $4.4 million) to take advantage of the synergies that arise from integrating a manufacturer of high quality brewer’s malt with a brewery.  Linyi Hengchang Malt owns 66.8% of the registered capital of Shandong Qingyuan Beer.  The remainder is owned by our officers, Zhang Dingyou and Yuan Mingxia.  In September 2007, after government inspection of our newly-developed production facilities, we were awarded the National Industrial Product Manufacture Licensing Certification, which enables us to distribute our beers throughout China.  Currently our beers are distributed by retailers in six provinces in eastern and northern China:  Shandong, Hebei, Tianjin, Henan Anhui, Jiangsu and Shanxi.

In the past decade the beer industry in China, like most consumer goods industries, has experienced rapid growth.  For example, industry analysts reported that from 2007 to 2008 beer production increased by nearly 13%.  The growth has been primarily driven by the remarkable expansion of the purchasing power of the Chinese population over the past two decades. In addition, the Chinese government has provided favorable tax advantages to the industry, with a goal of rapid expansion.  As beer consumption has increased, consumers had become more aware of brand differentiation and differences in product quality.  This process of market stratification opens the door for new entrants to successfully target specific strata of the market.

Shandong Qingyuan Beer’s business plan targets the mid-market, which management believes has been underexploited in China.  This is the market for the well-crafted, but moderately priced beers that our relationship with Linyi Hengchang Malt allows us to produce.  With the rapid growth of the middle class in China, we believe that the demand for well-crafted beer is likewise expanding and will continue to do so.  Nevertheless, 90% of the beer produced in China today remains the low quality, low price beer developed to meet the demands of a less developed economy.  Significant improvements in beer technology in the past twenty years have enabled low cost production of generic beer, which has prompted most established brewers to compete on the basis of price.  This phenomenon has resulted in reducing margins across the industry, preventing most brewers from capturing a significant portion of the market outside their own province.  All but a few of the beer manufacturers in China sell their products only locally, where they hold market position on the basis of familiarity.  So it is neither easy nor profitable to attempt to gain a nationwide foothold in the low-end market.

The majority of the new beers entering the market, therefore, are directed to the mid- and upper price level, where it remains possible to garner a significant profit.  However, because China’s economic growth has focused on its larger cities, and because prestige is a dominant factor in the development of brand consciousness in the larger cities, the majority of new brands entering the market have been high priced, finely crafted beers.  While these are attractive to urbanites seeking to develop a cosmopolitan image, most Chinese residents cannot afford to drink these beers on a daily basis.

Our plan for growth targets the most underserved portion of the growing Chinese middle class.  While the newer high-end entrants to the market and the importers focus on the largest cities in China, we are focused on the second and third tier cities, as well as small towns that are within the Chinese industrial and technology zone and so are sharing in the growing prosperity of China.  In many of these areas our beers are among the few available that are crafted from top quality raw materials using advanced brewing technology, while remaining priced at a level affordable for everyday consumption.  Our wholesalers and distributors are generally pleased by our “alternative market” focus, since their marketing efforts can be more effective in areas where they don’t face the intense marketing pressure common in Beijing, Guangzhou and other major metropolitan areas.  Moreover, the receptivity of the middle class population of the smaller cities to a quality brand tends to be in inverse proportion to the number of quality brands available.

Our factory currently has an annual manufacturing capacity of 100,000 metric tons.  Our facilities include two bottling lines, one fermentation line, and one cooling line, plus a laboratory to monitor the content and qualify of the beer.  In order to sustain our reputation for quality, we manufacture all of our beer in-house, and apply strict controls over the manufacturing process, to assure consistent quality.  Our brewing professionals were previously employed in senior positions by Tsingtao, the largest and most well-known brand of Chinese beer, both in China and internationally.  All of the water used in our beer is drawn from our own sources and carefully monitored for purity, which is crucial to the quality of a brewed product.

To assure quality, we use high grade raw materials, including malt imported from Australia, high quality Dongbei rice that is locally grown, and hops from Ganshu Province.  Ownership by Linyi Hengchang Malt provides us a dedicated supplier of the key beer component, the malt.  The predictability of price and supply that our integration offers is what enables us to pursue our target market, the developing market for a high quality but moderately priced beer.

We market our beer under the trademarks “Qinglin,” “Qingyi” and “Qingyuan.”  Our application to the provincial government for designation of each of these three trademarks as a “Famous Shandong Brand” is pending.  Currently, our products include:

Qinglin Original Draft	Qingyuan Light Beer	Qingyuan Woniucheng Beer
Qingyi Original Draft	Qingyuan Aumaiwang	Qingyuan Qingdao Qingyi Beer
Qingyi Pure	Qingyuan Qingyi Beer	Qingyuan Golden Wheat Dry

We sell directly to distributors, who in turn sell to wholesalers.  The wholesalers are responsible for securing and stocking our retailers.  This multi-tier network is particularly effective in achieving the widespread distribution necessary for us to achieve market position in small cities and villages.  Our advertising program supports our distribution network by emphasizing the association between our brand and quality beer.

Competition in the Chinese beer industry is developing rapidly, due to the growth in demand and the encouragement of China’s government.  Within Linyi County alone, there are two brewers with annual production of 200,000 tons, and five brewers with annual production of 100,000 tons, including Shandong Qingyuan Beer.  There are few national brands, however, Tsingtao being the exception with 26% of the national market.  That situation may change, however, as foreign beer begins to make inroads into China.  Currently 85% of the beer consumed in China is brewed by Chinese brewers, and only one foreign-owned beer company has established control of a significant portion of the Chinese market:  Huangren Xuhua Beer (China) Co., Ltd, a subsidiary of SABMiller, has a 13% market share.  Our expectation, however, is that the major international brewers will make further inroads into the China market in the coming years.

Our plan for growth is primarily based on utilization of our existing marketing network to introduce our brands into new cities and towns.  In addition, however, we expect to acquire compatible breweries in new areas of China, where we can introduce our production technology and marketing practices, and achieve exponential expansion.  We intend to make such acquisitions slowly and carefully, however, in order to avoid any risk to the association we have developed between our brand and idea of quality in beer.

Employees

Presently, Linyi Hengchang Malt has 67 employees, all of whom are employed full-time.  Ten of the employees of Linyi Hengchang Malt have college diplomas and are employed as technicians.  Shandong Qingyuan Beer has approximately 350 employees, all of whom are employed full-time.

Physical Facilities

 The executive offices and manufacturing facilities of Shandong Qingyuan Beer are located on a parcel of land in the Lingyi Lingpan Industrial Park, Shandong Province, P.R. China.  The facilities, which contain 13,582 square meters of usable space, are located on a parcel of land covering 103,477 square meters.  The facilities are owned by Shandong Qingyuan Beer and the land is leased from the government by Shandong Qingyuan Beer, all free of liens.

The executive offices of and manufacturing facilities of Linyi Hengchang Malt are located on a parcel of land in the Lingyi Hengyuan Economic Zone at Area #1 and YuanZhen Road, in Shandong Province, P.R. China.  The facilities, which contain 17,791 square meters of usable space, are located on a parcel of land covering 51,554 square meters.  The facilities are owned by Linyi Hengchang Malt and the land is leased from the government by Linyi Hengchang Malt, all free of liens.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The accounting effect of the Entrusted Management Agreements is to cause the balance sheets and financial results of Linyi Hengchang Malt and Shandong Qingyuan Beer to be consolidated with those of our subsidiary, Beijing Qingyuan, with respect to which Linyi Hengchang Malt and Shandong Qingyuan Beer are now variable interest entities.  The financial statements of Sabre Industrial filed after the Share Exchange will also consolidate the balance sheets and financial results of Linyi Hengchang Malt and Shandong Qingyuan Beer, since Beijing Qingyuan is now a wholly-owned subsidiary of Sabre Industrial.  Since the parties to the Entrusted Management Agreements as well as the parties to the Share Exchange were all controlled by Zhang Dingyou,  the financial statements included in future reports will reflect the consolidation of the results of operations and cash flows of Linyi Hengchang Malt and its subsidiary, Shandong Qingyuan Beer, since their inception.

The financial statements included with this Current Report are the combined financial statements of Linyi Hengchang Malt and Shandong Qingyuan Beer.  Accordingly the following discussion refers to the combined results of those two entities.  We are, however, also filing with this Current Report a pro forma combined balance sheet indicating the effect that the Share Exchange would have on the balance sheet of Sabre Industrial as of June 30, 2010 if it had occurred on that date.

            Results of Operations

Our brewer’s malt operations were supplemented by sales of beer in the fall of 2007, when we received government authority to distribute our beers.  Since that time, revenue from both malt sales and beer sales has grown steadily, although the growth of beer sales has been more rapid.  From the year ended December 31, 2008 (“2008”) to the year ended December 31, 2009 (“2009”) our overall sales increased by 50%, from $7,961,587 to $11,919,013, with malt sales increasing by 42% ($6,321,933 to $8,981,030) and beer sales increasing by 79% ($1,639,654 to $2,937,983),  In the first six months of 2010 overall sales revenue of $14,343,053 represented an increase of 137% over the $6,063,123 in revenue achieved in the first six months of 2009, with beer revenue now representing 33% of our overall sales revenue.   The revenue level in the first six months of 2010, which exceeded revenue for all of 2009 by 20%, occurred despite the  cyclical nature of beer sales - our brewery all but closes during January and February due to cold weather and the extended Chinese New Year holiday.  The increase is a credit to the strength of our distribution network.  So we expect that sales for the entirety of 2010 will more than double our revenues for 2009.

Our gross profit margin stabilized in 2009 at 22.2%, more closely reflecting the norm in the beer industry than the 2.5% gross margin we realized in 2008, when we were still developing the production systems in our brewery.  Both of the half-year periods reported gross margin similar to 2009 - 22.7% in the first six months of 2009 and 18.4% in the first six months of 2010.  The fall-off in 2010, while not statistically significant, was primarily the result of the growing importance of beer sales to our overall revenues.  In general, the margins on beer will be somewhat lower than the margins on brewer’s malt - provided the market price for barley does not increase significantly.

Our general and administrative expenses have increased roughly in proportion to the increase in our sales revenue, reflecting the expansion of management in proportion to sales growth.  General and administrative expenses increased by 46% from 2008 to 2009 and by 85% from the first half of 2009 to the first half of 2010.  In none of the periods reported did general and administrative expenses exceed 2.7% of revenue, reflecting the relative efficiency of our operations.  Likewise, in all periods selling expenses have been nearly immaterial, a result of our distribution network that passes to our distributors both the cost of transporting products and most of the responsibility for marketing.

We anticipate, however, that general and administrative expenses will increase in the future both absolutely and in their ratio to revenue.  Among the factors that we expect to contribute to the increase in general and administrative expenses will be:

•
The fact that we are now a U.S. reporting company will impose on us the expenses necessary to comply with reporting requirements and to service our shareholders’ requirements, including legal and accounting fees,  transfer agent fees, investor relations services, and other costs.

•
Our plan for growth entails acquisition of compatible brewers to increase our production capacity and geographic market.  Such acquisitions generally entail considerable expense, including expenses for investigation of acquisition opportunities (both realized and abandoned), expenses for due diligence, legal and accounting expenses, as well as the considerable costs that attend the integration of the acquired management systems with our own.

•	Our plan for expansion of our existing marketing network contemplates a significant increase in advertising, which will make our selling expenses less minimal.

Since direct expenses have grown in approximate proportion to revenue, our income from operations likewise grew in approximately the same proportions.  Due to the low gross profit realized in 2008, the 2009 income from operations was markedly higher.  However, from the first half of 2009 to the first half of 2010, income from operations grew by 111%, compared to the 137% increase in revenue.  On the other hand, our “other income (expense)” changed dramatically from period to period, as changes in our debt structure significantly reduced our interest expense.  In 2009 our interest expense was $893,090 and in the first six months of 2009 was $588,520.  Those expenses arose from the several short-term bank loans that we carried into 2010, the balance of which totalled $13,422,427 at December 31, 2008 and $6,581,642 at December 31, 2009.  In the first six months of 2010, however, we borrowed almost $6 million from related parties on a non-interest-bearing basis. and used the funds to eliminate most of our bank loans.  The result was a reduction in our interest expense for the six months ending June 30, 2010 to $186,460.

As a result of increased sales and the recent restructuring of our debt, pre-tax income for the first six months of 2010 exceeded pre-tax income for all of 2009, the first year in which we had realized such income.  In 2009 we achieved $2,237,739 in pre-tax income, with $1,000,474 of that achieved in the first six months of 2009.  In the first six months of 2010, our pre-tax income was $2,304,108.  After application of China’s 25% tax on corporate income, our net income for the first half of 2010 was $1,731,562, compared to $795,329 in the first six months of 2009 (a period-to-period increase of 118%) and $1,675,972 in all of 2009.

Our business operates entirely in Chinese Renminbi, but we report our results in our SEC filings in U.S. Dollars.  The conversion of our accounts from RMB to Dollars results in translation adjustments, which are reported as a middle step between net income and comprehensive income.  The net income is added to the retained earnings on our balance sheet; while the translation adjustment is added to a line item on our balance sheet labeled “accumulated other comprehensive income,” since it is more reflective of changes in the relative values of U.S. and Chinese currencies than of the success of our business.  In the six months ended June 30, 2010, the effect of converting our financial results to Dollars was to add $58,121 to our accumulated other comprehensive income.  In 2009, when the exchange rates were more stable, the increase in our accumulated other comprehensive income was only $27,134.

Liquidity and Capital Resources

The development of Linyi Hengchang Malt was initially funded by the contribution of 76.75 RMB (approximately $11.3 million) in registered capital made by Linyi Hengchang Malt’s founders: Zhang Dingyou, Zhang Dingfu and Wang Mingxia.  In 2006, when we commenced construction of the facilities for Shandong Qingyuan Beer, we again relied extensively on loans from our founders, but the greater portion of the funds were obtained through borrowing on a short-term basis, at relatively high interest rates (7.31% to 12.1%) from a consortium of the major banks in China.  As a result, at the end of 2008, we had $13.4 million in short-term loans outstanding, reduced to $6.6 million at the end of 2009.  As a result, our profitability was burdened by a significant interest charge.

During the first six months of 2010, we virtually eliminated that burden.  With $5,968,337 borrowed from our founders, we satisfied all by one of our short-term loans.  So at June 30, 2010 our entire bank debt consisted of a note for $587,492 payable to the Agricultural Bank of China with interest at 6.903%.  That note was due on July 15, 2010, at which time it was fully paid.  We are, therefore, now debt-free, except for debts to our founders, which are interest-free.

During 2009 we used $9,210,161 - primarily drawn from our founders’ commitment of registered capital - to expand our production facilities.  The result was that at December 31, 2009 our balance sheet showed a working capital deficit of $6,073,086.  By June 30, 2010, as a result of our profits during the six month period, we had reduced our working capital deficit to $3,819,412.  Included in the deficit, however, was $6,363,916 owed to members of our board of directors and shareholders, which is due on demand.  Since our directors do not intend to demand payment until the company can afford to satisfy that debt, for practical purposes we had a working capital surplus of $2.5 million at June 30, 2010.

During the 18 months ended June 30, 2010, our operations provided us $8,413,898 in cash.  This outpaced net income in this period due to our use in 2009 of $2.5 million in credits that we had purchased from suppliers in 2008 and our 2009 increase in payables and accrued expenses by almost $3.6 million. Generally, however, the cash provided by our operations will increase and decrease in proportion to net income.  The primary reason for this is that we sell our beer on a c.o.d. basis, and sell our malt on a net-30 basis that is strictly enforced.  At June 30, 2010 we had no account receivable that was older than 30 days.  Cash flow from operations, therefore, is not significantly burdened by unpaid receivables.

Our business plan contemplates that we will obtain $2 million in additional capital during 2010 and $8 million during 2011.  The funds are needed in order to:

•	Make a strategic acquisition of a smaller beer company;

•	Establish new executive offices;

•	Enlarge our talent base and competitive abilities by adding experienced executives; and

•	Provide the working capital needed to fund rapid growth in sales.

Our plan is to sell a portion of our equity in order to obtain the necessary funds, which will reduce the equity share of our existing shareholders.  To date, however, we have received no commitment from any source for funds.

Off-Balance Sheet Arrangements

 Neither Tsingyuan Holding nor Tsingyuan Group (Hong Kong) Co., Ltd. nor Beijing Qingyuan nor Linyi Hengchang Malt has any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

You should carefully consider the risks described below before buying our common stock.  If any of the risks described below were realized, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

 Our beer business and operations are newly established. Unless we manage our growth effectively, our business will fail.

Shandong Qingyuan Beer was organized in December 2005 and was licensed to commence marketing beer in the fall of 2007.  We have completed only two full fiscal years of operations as a brewery.  The extrapolation of that experience into a marketing business on the magnitude contemplated by Shandong Qingyuan Beer will place significant demands on our management, and on our operational and financial infrastructure. If we do not effectively manage our operations, the quality of our marketing program will suffer, which would negatively affect our operating results. If the necessary funding can be obtained, we will be able to improve our operational, financial and management controls and our reporting systems and procedures. The complexity of this undertaking means that we are likely to face many challenges, some of which are not yet foreseeable. Problems may occur with sourcing of our raw materials, large scale production, or with our ability to successfully market our beer. If we are not able to obtain the necessary funding and operate efficiently, our business plan may fall short of its goals, and our ability to manage our growth could be hurt.

The capital investments that we plan may result in dilution of the equity of our present shareholders.

Our business plan contemplates that we will raise $10 million in capital during the next two years.  We intend to raise all or a large portion of the necessary funds by selling equity in our company.  At present we have no commitment from any source for those funds.  We cannot determine, therefore, the terms on which we will be able to raise the necessary funds.  It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds.  If, on the other hand, we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.

We rely on contractual arrangements with Linyi Hengchang Malt and Shandong Qingyuan Beer for control over their operations, which may not be as effective in providing control over those entities as direct ownership.

          Because Chinese regulations restrict our ability to conduct our business operations in China through directly-owned subsidiaries, our relationship with the two operating companies that carry on our business is defined by contractual relationships - the “entrusted management agreements.”  We have no equity ownership interest in either Linyi Hengchang Malt or Shandong Qingyuan Beer.  These contractual arrangements may not be as effective in providing control over those operating entities as direct ownership. For example, if Linyi Hengchang Malt failed to perform under its agreements with us, we would have to rely on legal remedies under Chinese law, which we cannot be sure would be available. In addition, we cannot be certain that the individual equity owners of Linyi Hengchang Malt and Shandong Qingyuan Beer will always act in the best interests of Sabre Industrial.

If we lost control of our distribution network, our business would fail.

We will depend on our distribution network for the success of our beer business.  Currently we are actively enlarging our distribution network to provide us access to ever wider territories in China.  To the extent that our distribution network is successful, competitors will be likely to attempt to pull our distribution network away from us.  In addition, if dominant members of our distribution network become dissatisfied with their relationship with Shandong Qingyuan Beer, a concerted effort by the distribution network could force us to accept less favorable financial terms from the distribution network.  Either of these possibilities, if realized, would have an adverse effect on our business.

Our results of operations are cyclical and could be adversely affected by fluctuations in the market prices for grain.

Our profitability depends on access to barley, rice and hops at affordable prices.  We are largely dependent on the market price of these grains, which are determined by constantly changing and volatile market forces of supply and demand as well as other factors over which we have little or no control. These other factors include:

•	demand for grain for use in the manufacture of alternative fuels,

•	energy prices, which directly affect the cost of growing and transporting grain,

•	weather, including weather impacts on our water supply and the impact on the availability and pricing of grains,

•	crop diseases.

Because the marketability of our beer depends, in significant part, on its retail price, we often cannot pass along to our customers increases in the cost of our raw materials, but must accept lower profit margins until the grain market turns more favorable.

China has not yet developed a formal market on which we could purchase and sell futures contracts in order to hedge against volatility in the prices of grains.  Therefore, our operating results will reflect, almost unmediated, the impact of market conditions.

We operate in a highly competitive marketplace, which could adversely affect our sales and financial condition.

The international beer market is dominated by a small number of very large organizations.  To date, beer manufacturers owned by international conglomerates control only 15% of the market in China.  It is likely, however, that the international brewers will make further inroads into the Chinese market in the coming years.  These competitors may introduce new products based on more competitive alternative technologies that may be causing us to lose customers which would result in a decline in our sales volume and earnings. Our customers demand high quality and low cost beer. The cost of research and development and marketing expansion will likely continue to increase and thus adversely affect the competitiveness of our products. Competition could cause us to lose market share, or to increase expenditures or reduce pricing, each of which would have an adverse effect on our results of operations, cash flows and financial condition.

Our trademarks may be subject to counterfeiting and/or imitation, which could have an adverse impact upon our reputation and brand image, as well as lead to higher administrative costs.

We regard brand positioning as one of our core competitive advantages, and intend to position our “Qinglin,” “Qingyi” and “Qingyuan” brands to create the perception and image of  freshness and quality in the minds of consumers. There have been frequent occurrences of counterfeiting and imitation of products in the PRC in the past. We cannot guarantee that counterfeiting or imitation of our beer will not occur in the future or that we will be able to detect it and deal with it effectively. Any occurrence of counterfeiting or imitation could impact negatively upon our corporate and brand image, particularly as the counterfeit or imitation product is likely to lack the quality of our products.  In addition, counterfeit or imitation products could result in a reduction in our market share, a loss of revenues or an increase in our administrative expenses in respect of detection or prosecution.

If litigation becomes necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others, such litigation may be costly and may divert management attention away from our business. An adverse determination in any such litigation would impair our intellectual property rights and could harm our business, prospects and reputation. Enforcement of judgments in China is uncertain and even if we are successful in litigation it may not provide us with an effective remedy. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

 We do not carry any business interruption insurance or products liability insurance.  As a result, we may incur uninsured losses that would adversely affect our operating results.

We could be exposed to liabilities or other claims for which we would have no insurance protection.  Unlike consumer product manufacturers in the U.S., but as is common in China, we do not currently maintain any business interruption insurance, products liability insurance, or any other comprehensive insurance policy.  As a result, we may incur uninsured liabilities and losses as a result of the conduct of our business.  There can be no guarantee that we will be able to obtain insurance coverage in the future, and even if we are able to obtain coverage, we may not carry sufficient insurance coverage to satisfy potential claims.

Contamination of our beer products could result in widespread injury to the ultimate consumers.  In such a situation, our company could be faced with legal claims, even if the contamination were caused by problems in the storage of grain before we acquired it.  Because we do not have product liability insurance, we cannot assure that we will have enough funds to defend our company in such litigation or to pay for liabilities arising out of a products liability claim.  To the extent we incur any product liability or other litigation losses, our expenses could materially increase substantially.

We require various licenses and permits to operate our business, and the loss of or failure to renew any or all of these licenses and permits could require us to suspend some or all of our production or distribution operations.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business. We are required to comply with applicable hygiene and food safety standards in relation to our production processes. Our premises and transportation vehicles are subject to regular inspections by the regulatory authorities for compliance with applicable regulations. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could disrupt our operations and adversely affect our revenues and profitability.

The loss of senior management or key technicians or our inability to recruit additional personnel may harm our business.

We are highly dependent on our senior management to manage our business and operations.  We are also highly dependent on the experienced brew masters who guide our production activities. We do not maintain key man life insurance on any of our senior management or key technicians. The loss of any one of them could have a material adverse effect on our business and operations. Competition for senior management and experienced brew masters is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key technician that we lose. In addition, if any member of our senior management or key technician joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company.

We compete for qualified personnel with other brewers and malt producers. Intense competition for these personnel could cause our compensation costs to increase significantly, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with.  We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company.  If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors, on committees of our board of directors or as executive officers.

As a public company, we are required to comply with rules and regulations of the SEC, including expanded disclosure, accelerated reporting requirements and more complex accounting rules.  This will require additional cost management resources. We will need to implement additional finance and accounting systems, procedures and controls as we grow to satisfy these reporting requirements. In addition, we may need to hire additional legal and accounting staff with appropriate experience and technical knowledge, and we cannot assure you that if additional staffing is necessary that we will be able to do so in a timely fashion.

 Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with third party contractors, distributors or customers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Accordingly, we cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

 The ability of our Chinese subsidiary to pay dividends may be restricted due to foreign exchange control and other regulations of China.

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Furthermore, the ability of our Chinese subsidiary to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balance of the Chinese operating subsidiaries. Because substantially all of our operations are conducted in China, all of our revenue being earned and currency received are denominated in Renminbi (RMB). The RMB is subject to the exchange control regulation in China, and, as a result, we may unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. Dollars.

Our inability to receive dividends or other payments from our Chinese operating subsidiary could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Beijing Qingyuan’s funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations. Accordingly, if we do not receive dividends from our Chinese operating subsidiary, we may not have sufficient cash flow to fund our corporate overhead and regulatory obligations in the United States and may be unable to pay dividends on our shares of capital stock.

 The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

To the extent that we need to convert U.S. Dollars into Renminbi for our operational needs, our financial position and the price of our common stock may be adversely affected should the Renminbi appreciate against the U.S. Dollar at that time. Conversely, if we decide to convert our Renminbi into U.S. Dollars for the operational needs or paying dividends on our common stock, the dollar equivalent of our earnings from our subsidiaries in China would be reduced should the U.S. Dollar appreciate against the Renminbi.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. Dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. Dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. Dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the U.S. Dollar.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The Enterprise Income Tax Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” and are generally subject to the uniform 25% enterprise income tax rate on their worldwide income. In addition, a recent circular issued by the State Administration of Taxation regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the enterprise income tax, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and treasury, and acquisition and disposition of properties and other assets of an enterprise. In addition, the recent circular mentioned above details that certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises will be classified as “resident enterprises” if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the directors with voting rights or senior management. If the PRC tax authorities determine that we are a “resident enterprise,” we may be subject to enterprise income tax at a rate of 25% on our worldwide income and dividends paid by us to our non-PRC shareholders.  In addition, capital gains recognized by them with respect to the sale of our stock may be subject to a PRC withholding tax. This will have an impact on our effective tax rate, a material adverse effect on our net income and results of operations, and may require us to withhold tax on our non-PRC shareholders.

PRC Regulations Relating To Offshore Investment Activities By PRC Residents May Increase The Administrative Burden We Face And May Subject Our PRC Resident Beneficial Owners To Personal Liabilities, Limit Our PRC Subsidiary’s Ability To Distribute Profits To Us, Limit Our Ability To Inject Capital Into Our PRC Subsidiary, Or May Otherwise Expose Us To Liability Under The PRC Law.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the “Notice on Relevant Issues Concerning Foreign Exchange Administration on Financing and Round-Trip Investment through Offshore Special Purpose Vehicles by Domestic Residents,” generally referred to as Circular 75. The policy announced in this notice required PRC residents to register with the relevant SAFE branch before establishing or controlling offshore special purpose vehicles, or SPVs, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. In addition, any PRC resident that is a shareholder of an SPV is required to amend its SAFE registration within 30 days after any major change in the share capital of the offshore special purpose company without any roundtrip investment being made, such as any increase or decrease of capital, stock right assignment or exchange, merger or division, investment with long term stock rights or credits, provision of guaranty to a foreign party etc. In May 2007, SAFE issued relevant guidance to its local branches with respect to the operational process for SAFE registration, which standardised more specific and stringent supervision on the registration relating to SAFE Circular No. 75. Failure to comply with the requirements of Circular 75 may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s PRC affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV.

We are committed to complying with and to ensuring that our shareholders who are subject to the regulations will comply with the relevant rules. However, we cannot assure you that all of our current or future shareholders who are PRC residents will comply with our request to make or obtain any applicable registrations or comply with other requirements required by Circular 75 or other related rules. Any future failure by any of our current or future shareholders who is a PRC resident, or controlled by a PRC resident, to comply with relevant requirements under this regulation could subject us to fines or sanctions imposed by the PRC government, including restrictions on our PRC subsidiary’s ability to pay dividends or make distributions to us and our ability to increase our investment in our PRC subsidy.

We face uncertainty from the Circular on Strengthening the Administration of Enterprise Income Tax on Non-resident Enterprises' Share Transfer (“Circular 698”) released in December 2009 by China's State Administration of Taxation (SAT), effective as of January 1, 2008.

Recently issued Circular 698 provides that when a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country where the effective tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the foreign investor shall provide the tax authority with jurisdiction over that Chinese resident enterprise with the relevant information within 30 days of the transfers.

In addition, if a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through the abuse of form of organization and there are no reasonable commercial purposes other than the avoidance of corporate income tax liability, the Chinese tax authority shall have the power to re-assess the nature of the equity transfer in accordance with the “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

While the term "indirectly transfer" is not defined, the PRC tax authorities appear to be asserting jurisdiction to request information regarding a wide range of foreign entities having no direct contact with China, which would appear to include Sabre Industrial after its acquisition of Tsingyuan Holding. The authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the offshore country or the process of the disclosure to the tax authority with jurisdiction over the Chinese resident enterprise. Meanwhile, there are not any formal declarations with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose,” which can be utilized by us to determine whether our company complies with the Circular 698.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the People’s Republic of China do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Sabre Industrial is not likely to hold annual shareholder meetings in the next few years.

Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved.  The current members of the Board of Directors were appointed to that position by the previous director.  If other directors are added to the Board in the future, it is likely that the current directors will appoint them.  As a result, the shareholders of Sabre Industrial will have no effective means of exercising control over the operations of the company.

Executive Compensation

Information regarding the compensation paid to the executive officers of  Sabre Industrial  during the past three fiscal years is set forth in Part III, Item 11 of  Sabre Industrial‘s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on April 23, 2010.   None of the individuals who served as officers of Sabre Industrial during the past three fiscal years will remain an officer or director of Sabre Industrial after the Share Exchange.

The table below itemizes the compensation that we expect to pay to our officers for services during 2010.

Zhang Dingyou	$73,746
Zhang Dingfu	$44,248
Yuan Mingxi	$44,248

Employment Agreements

All of our officers and directors serve on an at-will basis.

Director Compensation

Sabre Industrial has not adopted any policy regarding compensation of the members of its Board of Directors, as it has no members who are not also employees of its subsidiaries.

Related Party Transactions

During 2010 Linyi Hengchang Malt borrowed $5,968,337 from the members of its board of directors.  The debt bears no interest and is due on demand.

Director Independence

None of the member of our Board of Directors are independent, as “independent” is defined in the rules of the NASDAQ Stock Market.

Description of Securities

The Board of Directors of Sabre Industrial is authorized to issue the following classes of common stock:

•	300,000,000 shares of Common Stock, $.001 par value per share, of which 125,715,573 shares are outstanding;

•	1,000 shares of Series B Preferred Stock, all 1,000 of which are issued and outstanding; and

•	9,989,000 shares of Preferred Stock, $.001 par value, none of which are outstanding.

Common Stock.  Holders of our Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of Sabre Industrial, to share rateably in all assets remaining after payment of liabilities.  The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.

Series B Preferred Stock.  The Series B Preferred Stock are owned by Corporate Services International, Inc. (“CSI”), which was the majority holder of our common stock until September 16, 2010, and which is owned by Michael Anthony, who was our sole director and Chief Executive Officer until that date.  The Series B Preferred Stock affords CSI the right to convert the preferred shares into 1,141,716 shares of our common stock at any time prior to the close of business on October 24, 2010.    Shares of the Series B Preferred Stock have no voting rights and have a liquidation preference of $.01 per share.

Preferred Stock.  The Board of Directors of Sabre Industrial is authorized to designate the preferred stock in classes, and to determine the rights, privileges and limitations of the shares in each class.

Recent Sales of Unregistered Securities

In exchange for an aggregate capital investment of $8,700 by Century Capital Partners on or near October 1, 2007, Sabre Industrial issued to Century Capital Partners 133,334 shares of its common stock representing approximately 20.53% of its common stock outstanding on that date.  The funds were used to pay ongoing administrative expenses, including but not limited to, outstanding transfer agent fees, state reinstatement and filing fees and all costs associated with conducting the shareholders meeting. On February 23, 2010 Century Capital Partners transferred these shares to Corporate Services International, Inc.

In exchange for an aggregate capital investment of $8,700 by Corporate Services International on or near January 21, 2008, Sabre Industrial issued to Corporate Services International 17,307 shares of its common stock representing approximately 2.6% of its common stock outstanding on that date.  The funds were used to pay ongoing administrative expenses.

On or near May 15, 2008, Corporate Services International, Inc. agreed to contribute $25,000 as paid in capital to Sabre Industrial, the entire amount of which was paid to Sabre Industrial on February 19, 2009.  Sabre Industrial used these funds to pay the costs and expenses necessary to revive the company's business. Such expenses include, without limitation, fees to re-domicile Sabre Industrial to the state of Delaware; payment of state filing fees; transfer agent fees; calling and holding a shareholder’s meeting; accounting and legal fees; and costs associated with registering with the Securities and Exchange Commission.  In exchange for that contribution, Sabre International issued 10,000 shares of Series A Preferred Stock to Corporate Services International.  Corporate Services International subsequently converted the Series A Preferred Stock into 100,000,000 shares of common stock.

All of the above offerings and sales were exempt from registration pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by Sabre Industrial in accordance with the requirements of the Securities Act of 1933. The principal officer of the investor was an officer of Sabre Industrial, and had access to all available information regarding Sabre Industrial.

Market Price and Dividends on Common Equity and Other Shareholder Matters

Information regarding the market price of Sabre Industrial’s common equity, payment of dividends, and other shareholder matters is set forth in is set forth in Part II, Item 5 of  Sabre Industrial‘s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on April 23, 2010.

Legal Proceedings

Neither Sabre Industrial nor Tsingyuan Holding, Beijing Qingyuan, or Linyi Hengchang Malt is party to any material legal proceedings.

Changes in and Disagreements with Accountants

Not applicable.

Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our Certificate of Incorporation provides that Sabre Industrial will indemnify its directors and officers, and shall provide for advancement of the expenses of such persons, to the extent permitted by §145 of the General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, employees or agents of Sabre Industrial pursuant to the foregoing provisions, or otherwise, Sabre Industrial has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by Sabre Industrial of expenses incurred or paid by a director, officer, employee or agent of Sabre Industrial in the successful defence of any  proceeding) is asserted by such director, officer, employee or agent, Sabre Industrial will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 9.01                      Financial Statements and Exhibits

Financial Statements of Linyi Hengchang Malt Co., Ltd. and
Shandong Qingyuan Beer Co., Ltd.	Page

Audit Report of Independent Registered Pubic Accounting Firm	F-1

Combined Balance Sheets as of June 30, 2010 (unaudited) and
December 31, 2009 and 2008 (audited)	F-2

Combined Statements of Operations and Comprehensive Income for
the Six Months ended June 30, 2010 and 2009 (unaudited) and
the years ended December31, 2009 and 2008 (audited)	F-3

Combined Statements of Owners’ Equity as of December 31, 2009
and 2008 (audited) and as of June 30, 2010 (unaudited)	F-4

Combined Statements of Cash Flows for the Six Months ended
June 30, 2010 and 2009 (unaudited) and the years ended
December 31, 2009 and 2008 (audited)	F-5

Notes to Combined Financial Statements	F-6 – F-32

Pro Forma Combined Financial Statements of Sabre Industrial, Inc.
and Subsidiaries	F-33 – F-38

Exhibits

10-a	Share Exchange Agreement dated September 17, 2010 between Sabre Industrial and the shareholders of Tsingyuan Holding Inc.
10-b	Exclusive Technical Service and Business Consulting Agreement dated June 26, 2010 between Beijing Qingyuan Hengchang Consulting Co., Ltd. and Linyi Hengchang Brewer’s Malt Co, Ltd.
10-c
Share Pledge Agreement dated June 26, 2010 among Beijing Qingyuan Hengchang Consulting Co., Ltd., the equity owners in Linyi Hengchang Brewer’s Malt Co., Ltd. and Linyi Hengchang Brewer’s Malt Co., Ltd.

10-d	Call Option Agreement dated June 26, 2010 among Beijing Qingyuan Hengchang Consulting Co., Ltd. and the equity owners in Linyi Hengchang Brewer’s Malt Co., Ltd.
10-e	Proxy Agreement dated June 26, 2010 among Beijing Qingyuan Hengchang Consulting Co., Ltd. and the equity owners in Linyi Hengchang Brewer’s Malt Co., Ltd.
10-f	Exclusive Technical Service and Business Consulting Agreement dated June 26, 2010 between Beijing Qingyuan Hengchang Consulting Co., Ltd. and Shandong Qingyuan Beer Co, Ltd.
10-g	Share Pledge Agreement dated June 26, 2010 among Beijing Qingyuan Hengchang Consulting Co., Ltd., the equity owners in Shandong Qingyuan Beer Co., Ltd. and Shandong Qingyuan Beer Co., Ltd.
10-h	Call Option Agreement dated June 26, 2010 among Beijing Qingyuan Hengchang Consulting Co., Ltd. and the equity owners in Shandong Qingyuan Beer Co., Ltd.
10-i	Proxy Agreement dated June 26, 2010 among Beijing Qingyuan Hengchang Consulting Co., Ltd. and the equity owners in Shandong Qingyuan Beer Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2010	Sabre Industrial, Inc.
By: /s/ Zhang Dingyou
Zhang Dingyou, Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owners and Directors
Linyi Hengchang Brewer’s Malt Co., Ltd. and
Shandong Qingyuan Beer Co., Ltd.

We have audited the accompanying combined balance sheets of Linyi Hengchang Brewer’s Malt Co., Ltd. and Shandong Qingyuan Beer Co., Ltd. as of December 31, 2009 and 2008 and the related combined statements of operations and comprehensive income, owners’ equity and cash flows for the years ended December 31, 2009 and 2008. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the acombined financial statements referred to above present fairly, in all material respects, the financial position of Linyi Hengchang Brewer’s Malt Co., Ltd. and Shandong Qingyuan Beer Co., Ltd. as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States.

/s/ Sherb & Co., LLP
Certified Public Accountants
New York, New York
September 17, 2010

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
COMBINED BALANCE SHEETS

		December 31,
	June 30, 2010	2009	2008
	(Unaudited)	(Audited)	(Audited)
ASSETS

Current Assets:
Cash and cash equivalents	$3,596,377	$3,731,802	$1,937,771
Accounts receivable, net of allowance for doubtful accounts of $0 at June
30, 2010, and December 31, 2009 and 2008, respectively	1,735,808	505,464	371,159
Inventories	1,651,882	569,886	334,503
Advances to suppliers	198,500	-	2,514,511
Due from related parties	-	-	9,214,821
Other current assets	112,677	-	-
Total Current Assets	7,295,244	4,807,152	14,372,765

Plant and equipment, net of accumulated depreciation of $2,137,108, $1,675,766 and
$1,198,333 at June 30, 2010, and December 31, 2009 and 2008, respectively	16,453,131	16,836,710	8,075,965
Deferred tax assets	-	71,158	616,125
Intangible asset, net	1,409,775	1,419,029	1,174,143

	$25,158,150	$23,134,049	$24,238,998

LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
Short-term loans	$587,492	$6,581,642	$13,422,427
Accounts payable and accrued expense	2,642,065	3,835,656	227,665
Taxes payable	1,521,183	91,834	38,201
Due to related parties	6,363,916	371,106	-
Total Current Liabilities	11,114,656	10,880,238	13,688,293

Owners' Equity:
Additional paid in capital	11,158,533	11,158,533	11,158,533
Statutory surplus reserves	149,078	-	-
Retained earnings (Accumulated deficits)	1,317,633	(264,851)	(1,940,823)
Accumulated other comprehensive income	1,418,250	1,360,129	1,332,995
Total Owners' Equity	14,043,494	12,253,811	10,550,705

	$25,158,150	$23,134,049	$24,238,998

See notes to combined financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Sales	$14,343,053	$6,063,123	$11,919,013	$7,961,587
Cost of goods sold	11,709,126	4,809,083	9,273,236	7,759,638
Gross profit	2,633,927	1,254,040	2,645,777	201,949

Operating expenses:
General and administrative expenses	209,747	113,559	307,092	209,682
Selling expenses	24,346	4,696	6,280	9,754
Total operating expenses	234,093	118,255	313,372	219,436

Income from operations	2,399,834	1,135,785	2,332,405	(17,487)

Other income (expense):
Interest income	38,748	242,307	321,491	660,583
Interest expense	(186,460)	(588,520)	(893,090)	(1,160,557)
Other (expense) income	51,986	210,902	476,933	57,636
Total other income (expenses)	(95,726)	(135,311)	(94,666)	(442,338)

Income before income taxes	2,304,108	1,000,474	2,237,739	(459,825)
Income taxes expense (benefit)	572,546	205,145	561,767	(48,697)
Net income	1,731,562	795,329	1,675,972	(411,128)

Other comprehensive income:
Unrealized foreign currency translation adjustment	58,121	14,309	27,134	683,194

Comprehensive income	$1,789,683	$809,638	$1,703,106	$272,066

See notes to combined financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
COMBINED STATEMENTS OF THE OWNERS' EQUITY

			Retained	Accumulated
	Additional	Statutory	Earnings	Other
	Paid-in	Surplus	(Accumulated	Comprehensive
	Capital	Reserves	Deficits)	Income	Total

Balance, December 31, 2007	$11,158,533	$-	$(1,529,695)	$649,801	$10,278,639

Comprehensive income:
Net income	-	-	(411,128)	-	(411,128)
Unrealized foreign currency translation adjustment	-	-	-	683,194	683,194
Subtotal					272,066

Balance, December 31, 2008	11,158,533	-	(1,940,823)	1,332,995	10,550,705

Comprehensive income:
Net income	-	-	1,675,972	-	1,675,972
Unrealized foreign currency translation adjustment	-	-	-	27,134	27,134
Subtotal					1,703,106

Balance, December 31, 2009	11,158,533	-	(264,851)	1,360,129	12,253,811

Appropriation to statutory surplus reserves (unaudited)	-	157,007	(157,007)	-	-
Comprehensive income:
Net income (unaudited)	-	-	1,810,849	-	1,810,849
Unrealized foreign currency translation adjustment (unaudited)	-	-	-	58,425	58,425
Subtotal					1,869,274

Balance, June 30, 2010 (unaudited)	$11,158,533	$157,007	$1,388,991	$1,418,554	$14,123,085

See notes to combined financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
COMBINED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,731,562	$795,329	$1,675,972	$(411,128)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	467,721	253,466	501,153	479,014
Income tax expense (benefit)	71,184	205,145	546,204	(48,697)
Changes in operating assets and liabilities:
Accounts receivable	(1,223,524)	(1,208,549)	(133,310)	(342,074)
Advances to suppliers	(197,741)	(362,402)	2,519,407	(2,475,487)
Inventories	(1,075,474)	(2,826,736)	(234,425)	(149,264)
Other current assets	(112,246)	-	-	-
Accounts payables and accrued expense	(1,205,076)	1,582,048	3,605,484	91,267
Taxes payable	1,423,498	243,471	53,509	34,664
Total adjustments	(1,851,658)	(2,113,557)	6,858,022	(2,410,577)
Net cash (used in) provided by operating activities	(120,096)	(1,318,228)	8,533,994	(2,821,705)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	-	-	(268,791)	-
Purchase of plant and equipment	-	-	(9,210,161)	(350,461)
Net cash used in investing activities	-	-	(9,478,952)	(350,461)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term loans	-	12,859,425	9,209,341	13,645,014
Repayments to short-term loans	(5,998,765)	(11,398,126)	(16,079,803)	(10,564,114)
Due to related parties	5,968,337	-	-	-
Due from related parties	-	4,997,667	9,603,670	(4,133,154)
Net cash (used in) provided by financing activities	(30,428)	6,458,966	2,733,208	(1,052,254)

NET (DECREASE) INCREASE IN CASH	(150,524)	5,140,738	1,788,250	(4,224,420)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	15,099	40,744	5,781	325,064

CASH, BEGINNING OF PERIOD	3,731,802	1,937,771	1,937,771	5,837,127

CASH, END OF PERIOD	$3,596,377	$7,119,253	$3,731,802	$1,937,771

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest paid	$71,116	$524,743	$806,793	$930,601
Income tax paid	$45,967	$891,107	$1,630,109	$1,189,263

See notes to combined financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Note 1	Organization and Basis of Presentation

Linyi Hengchang Brewer’s Malt Co., Ltd. (“Linyi Malt”), is a People’s Republic of China (the “PRC”) limited liability company established March 3, 2004. Shandong Qingyuan Beer Co., Ltd. (“Qingyuan Beer”), is a PRC limited liability company established December 16, 2005.  Linyi Malt is engaged in the production and distribution of brewer’s malt.  Qingyuan Beer brews and distributes beer throughout northern and eastern China. Linyi Malt owns 66.8% of Qingyuan Beer, the remaining 33.2% of the shareholders are relations of or similar owners of Linyi Malt. The beers are commonly marketed under the trade names, “QINGLIN,” “QINGYI,” and “QINGYUAN”. The Malts are used in making our own beers, as well being sold to other brewers in the PRC. The Company operates their beer / low alcohol beverages and malt production facility in the Shandong Province, China, which is used to create consistent quality and operational efficiencies in the production of its proprietary beer. Collectively Linyi Malt and Qingyuan beer are referred to as the “Company”, and their results of operations have been presented as combined for financial statement purposes.

On March 30, 2010 the owners of the Company established Tsingyuan Group Holding, Inc. (“Tsingyuan Holdings”), a Delaware company. Subsequently, on April 22, 2010 Tsingyuan Holdings established their wholly-owned subsidiary Tsingyuan Group (HK) Co., Ltd.  (“Tsingyuan HK”), a Hong Kong limited liability company established. On June 17, 2010 Tsingyuan HK established Beijing Qingyuan Hengchang Consulting, Co. Ltd. (“Beijing Qingyuan”), a wholly-owned Chinese limited liability company. Beijing Qingyuan is a wholly owned foreign enterprise, or a WOFE. Through a series of entrusted management agreements, entered into on June 26, 2010, Beijing Qingyuan has control over the business of Linyi Malt and over the business of Qingyuan Beer

The control that Beijing Qingyuan has over Linyi Malt and Qingyuan Beer is generally identified as an “entrusted management” business arrangement that is a result of Linyi Malt and Qingyuan Beer, together with their shareholders, having entered into a series of entrusted management agreements. The agreements provide that all economic benefits and risks arising from the operations of Linyi Malt and Qingyuan Beer are transferred to Beijing Qingyuan. Accordingly, Linyi Malt and Qingyuan Beer are commonly referred to as variable interest entities (or VIE’s) with respect to Beijing Qingyuan as they are deemed the primary beneficiary of these agreements. Details of the VIE Agreements are set out below in “the Entrusted Management Agreements” caption.

Tsingyuan Holdings, its wholly-owned subsidiary Tsingyuan HK, and their wholly-owned subsidiary Beijing Qingyuan, do not own any assets or conduct any operations, other than Tsingyuan HK’s subsidiary Beijing Qingyuan that provides services to Linyi Malt and Qingyuan Beer under the aforementioned series of entrusted management agreements. The agreements are such that the operations and financial position of Linyi Malt and Qingyuan Beer, subsequent to the completion of the entrusted management agreements, will be consolidated with those of Beijing Qingyuan, Tsingyuan HK and Tsingyuan Holding. The accompanying financial statements are only those of Linyi Malt and Qingyuan Beer combined for all periods presented.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Chinese laws and regulations currently do not prohibit or restrict foreign ownership in alcohol brewery businesses. However, Chinese laws and regulations do prevent direct foreign investment in certain industries. On June 26, 2010, to protect the Company’s shareholders from possible future foreign ownership restrictions, Linyi Malt and Qingyuan Beer entered into an entrusted management agreement with Beijing Qingyuan, which provides that Beijing Qingyuan will be entitled to the full guarantee for the performance of such entrusted management agreements entered into by Linyi Malt and Qingyuan Beer. Beijing Qingyuan is also entitled to receive the residual return of Linyi Malt and Qingyuan Beer.  As a result of the agreement, Beijing Qingyuan will absorb 100% of the expected gains or losses of Linyi Malt and Qingyuan Beer, which results in Beijing Qingyuan being the primary beneficiary of Linyi Malt and Qingyuan Beer.

Beijing Qingyuan also entered into a pledge of equity agreement with the principal shareholders of Linyi Malt and Qingyuan Beer (the “Principal Shareholders”), who pledged all their equity interest in these entities to Beijing Qingyuan. The pledge of equity agreement, which were entered into by each Principal Shareholder, pledged each of the Principal Shareholders’ equity interest in Linyi Malt and Qingyuan Beer as a guarantee for the entrustment payment under the Entrusted Management Agreements.

In addition, Beijing Qingyuan entered into an option agreement to acquire the Principal Shareholders’ equity interest in these entities if or when permitted by the PRC laws.

Based on these exclusive agreements, the Company consolidates the variable interest entities (“VIE”), Linyi Malt and Qingyuan Beer, as required by generally accepted accounting principles in the United States (“US GAAP”), because the Company is the primary beneficiary of the VIEs. The profits and losses of the Company are allocated based upon the Entrusted Management Agreements.

The followings are brief description of Entrusted Management Agreements entered between Beijing Qingyuan, Linyi Malt and Qingyuan Beer:

(1) Exclusive Technical Service and Business Consulting Agreement - The domestic companies, Beijing Qingyuan, Linyi Malt and Qingyuan Beer, have entered into an Exclusive Technical Service and Business Consulting Agreement, which provides that Beijing Qingyuan will be fully and exclusively responsible for the management of Linyi Malt and Qingyuan Beer. As consideration for such services, Linyi Malt and Qingyuan Beer has agreed to pay Beijing Qingyuan a management fee during the term of this agreement and the management fee shall equal to Linyi Malt’s and Qingyuan Beer’s estimated earnings before income tax. Also, Beijing Qingyuan will assume all operating risks related to this entrusted management service to Linyi Malt and Qingyuan Beer and bear all losses of Linyi Malt and Qingyuan Beer. The term of this agreement will be from the effective date thereof to the earlier of the following: (1) the winding up of Linyi Malt and Qingyuan Beer, or (2) the termination date of the Agreements to be determined by the parties hereto, or (3) the date on which Beijing Qingyuan completes the acquisition of Linyi Malt and Qingyuan Beer.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

(2) Exclusive Option Agreement - All the shareholders of Linyi Malt and Qingyuan Beer as well as Linyi Malt and Qingyuan Beer have entered into an Exclusive Option Agreement with Beijing Qingyuan, which provides that Beijing Qingyuan will be entitled to acquire such shares from the current shareholders upon certain terms and conditions, meanwhile Beijing Qingyuan will be entitled an irrevocable exclusive purchase option to purchase all or part of the assets and business of Linyi Malt and Qingyuan Beer, if such a purchase is or becomes allowable under PRC laws and regulations. The Exclusive Option Agreement also prohibits the current shareholders of Linyi Malt and Qingyuan Beer as well as Linyi Malt and Qingyuan Beer from transferring any portion of their equity interests, business or assets to anyone other than Beijing Qingyuan. Beijing Qingyuan has not yet taken any corporate action to exercise this right of purchase, and there is no guarantee that it will do so, or will be permitted to do so, by applicable law at such times as it may wish to do so.

(3) Shareholders’ Voting Proxy Agreement - All the shareholders of Linyi Malt and Qingyuan Beer have executed a Shareholders’ Voting Proxy Agreement to irrevocably appoint the persons designated by Beijing Qingyuan with the exclusive right to exercise, on their behalf, all of their Voting Rights in accordance with the laws and Linyi Malt and Qingyuan Beer Articles of Association, including but not limited to the rights to sell or transfer all or any of their equity interests of Linyi Malt and Qingyuan Beer, and to appoint and elect the directors and Chairman as the authorized legal representative of Linyi Malt and Qingyuan Beer. This agreement will be only terminated prior to the completion of acquisitions of all of the equity interests in, or all assets or business of Linyi Malt and Qingyuan Beer.

(4) Pledge of Equity Agreement - Beijing Qingyuan and the shareholders of Linyi Malt and Qingyuan Beer have entered into a Pledge of Equity Agreement, pursuant to which all shareholder pledges all of their shares (100%) of Linyi Malt and Qingyuan Beer, as appropriate, to Beijing Qingyuan. If Linyi Malt and Qingyuan Beer or any of its respective shareholders breaches its respective contractual obligations in the “Exclusive Technical Service and Business Consulting Agreement”, “Exclusive Option Agreement” and “Shareholders’ Voting Proxy Agreement”, Beijing Qingyuan as Pledge, will be entitled to certain rights to foreclose on the pledged equity interests. Such Linyi Malt and Qingyuan Beer shareholders cannot dispose of the pledged equity interests or take any actions that would prejudice Beijing Qingyuan’s interest

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Except for the disclosed above, there are no arrangements that could require the Company to provide financial support to the variable interest entities, including events or circumstances that could expose the Company to a loss. As stated in the disclosure of various agreements between the Company and its VIEs, the Company has rights to acquire any portion of the equity interests of the VIEs. Also the Company may allocate its available funds to its VIEs for business purpose. There are no fixed terms of such arrangements.

Note 2	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying combined financial statements include the accounts of Linyi Malt and Qingyuan Beer, as noted previously collectively referred to as the Company for financial statement purposes. All intercompany transactions and balances have been eliminated in consolidation.

Unaudited Financial Statements

The accompanying combined financial statements as of June 30, 2010 and for six months ended June 30, 2010 and 2009 are unaudited. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the financial position, results of operations and cash flows for the periods presented. Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, The Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the year ended December 31, 2009 and 2008 financial statements. The results of operations for the six month period ended June 30, 2010 and 2009 are not necessarily indicative of the operating results to be expected for the full year ended December 31, 2010, or that have been achieved in the year ended December 31, 2009.

Segment Reporting

The Company consists of two operating segments that one segment is buying and selling brewer’s malts and another segment is producing and selling low alcohol beverages. The Company’s brands, which include “QINGLIN,” “QINGYI,” and “QINGYUAN,” are predominantly malt beverages, which are sold to the same types of customers in similar size quantities, at similar price points and through substantially the same channels of distribution. The Company’s products are manufactured using similar production processes and have comparable alcohol content and constitute a single group of similar products.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank account in the United States of America. The Company maintains its bank accounts in China.  Balances at financial institutions or state-owned banks within the PRC are not covered by insurance.  However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. The Company has not recorded an allowance as of June 30, 2010, December 31, 2009 and 2008.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company places its cash equivalents with high credit quality financial institutions.

The Company sells primarily to independent beer distributors across PRC. Sales to foreign customers are insignificant. Receivables arising from sales are not collateralized; however, credit risk is minimized as a result of the large and diverse nature of the Company’s customer base. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. There is no individual customer accounts receivable balances outstanding at June 30, 2010, December 31, 2009 and 2008 that were in excess of 10% of the gross accounts receivable balance on those dates. No individual customers represented more than 10% of the Company’s revenues during the first six months of 2010 and 2009 and the fiscal years of 2009 and 2008.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Financial Instruments and Fair Value of Financial Instruments

FASB ASC 820 (formerly SFAS No. 157 Fair Value Measurements) establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1—defined as observable inputs such as quoted prices in active markets;

• Level 2—defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

• Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s primary financial instruments consisted of cash equivalents, accounts receivable, due from related parties, restricted assets, accounts payable and accrued expense, other payables, accrued payroll, and due to related parties at June 30, 2010, December 31, 2009 and 2008. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments.

Cash and cash equivalents include money market securities and commercial paper that are considered to be highly liquid and easily tradable. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within the fair value hierarchy.

As of the balance sheet dates, the estimated fair values of financial instruments were not materially different from their carrying value as presented due to the short maturities of these instruments and that the interest rates on the borrowing approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Inventories

Inventories consist of raw materials and finished goods. Raw materials, which principally consist of hops, other brewing materials and packaging, are stated at the lower of cost (weighted average basis) or market. The cost elements of finished goods inventory consist of raw materials, direct labor and manufacturing overhead. Packaging design costs are expensed as incurred.

The provisions for excess or expired inventory are based on management’s estimates of forecasted usage of inventories. A significant change in the timing or level of demand for certain products as compared to forecasted amounts may result in recording additional provisions for excess or expired inventory in the future. Provisions for excess inventory are included in cost of goods sold.

The computation of the excess hops inventory requires management to make certain assumptions regarding future sales growth, product mix, cancellation costs, and supply, among others. The Company manages inventory levels in an effort to maximize utilization of hops on hand. The Company’s accounting policy for hops inventory and purchase commitments is to recognize a loss by establishing a reserve to the extent inventory levels and commitments exceed forecasted needs as determined by the Company’s brewmasters. The Company has not recorded any loss on purchase commitments in the first six months of the fiscal year 2010 and the fiscal years of 2009 and 2008.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Major renewals and betterments that extend the life of the property are capitalized. Depreciation is computed using the straight-line method based upon the estimated useful lives of the underlying assets as follows:

Building and building improvements	30 years
Operation equipment	15 years
Vehicles	10 years
Electricity equipment	10 years
Office equipment and furniture	10 years

Land Use Rights

According to PRC laws, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government.  The land use rights granted to the Company, located at Shandong Province, are being amortized using the straight-line method over the lease term of fifty years.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Long-lived Assets

Long-lived assets are recorded at cost and depreciated over their estimated useful lives. For purposes of determining whether there are any impairment losses, as further discussed below, management has historically examined the carrying value of the Company’s identifiable long-lived assets, including their useful lives, when indicators of impairment are present. For all long-lived assets, if an impairment loss is identified based on the fair value of the asset, as compared to the carrying value of the asset, such a loss would be charged to expense in the period the impairment is identified. Furthermore, if the review of the carrying values of the long-lived assets indicates impairment of such assets, the Company may determine that shorter estimated useful lives are more appropriate. In that event, the Company will be required to record additional depreciation in future periods, which will reduce earnings.

Factors generally considered important which could trigger an impairment review on the carrying value of long-lived assets include the following: (1) significant underperformance relative to expected historical or projected future operating results; (2) significant changes in the manner of use of acquired assets or the strategy for the Company’s overall business; (3) underutilization of assets; and (4) discontinuance of products by the Company or its customers. The Company believes that the carrying value of its long-lived assets was realizable as of June 30, 2010, December 31, 2009 and 2008.

Income Taxes

The Company provides for deferred taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. This results in differences between the book and tax bases of the Company’s assets and liabilities and carryforwards, such as tax credits. In estimating future tax consequences, all expected future events, other than enactment of changes in the tax laws or rates, are generally considered. Valuation allowances are provided to the extent deemed necessary when realization of deferred tax assets appears unlikely.

The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations in several different state tax jurisdictions. The Company is periodically reviewed by tax authorities regarding the amount of taxes due. These reviews include inquiries regarding the timing and amount of deductions and the allocation of income among various tax jurisdictions. At the beginning of fiscal 2007, the Company adopted Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 740 (originally issued as Financial Accounting Standards Board Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes) and records estimated reserves for exposures associated with positions that it takes on its income tax returns in accordance with that standard. The adoption of that standard did not have a material impact on the Company’s financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Other Taxes

The Company is responsible for compliance with the State Administration of Taxation of the PRC Treasury Department (the “SAT”) regulations which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the SAT. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws.

Revenue Recognition

The Company recognizes revenue on product sales at the time when the product is shipped and the following conditions exist: persuasive evidence of an arrangement exists, title has passed to the customer according to the shipping terms, the price is fixed and determinable, and collection of the sales proceeds is reasonably assured.

Cost of Goods Sold

The following expenses are included in cost of goods sold: raw material costs, packaging costs, costs and income related to deposit activity, purchasing and receiving costs, manufacturing labor and overhead, brewing and processing costs, inspection costs relating to quality control, inbound freight charges, depreciation expense related to manufacturing equipment and warehousing costs, which include rent, labor and overhead costs.

Shipping Costs

Costs incurred for the shipping of products to customers are on the customers’ duty. The Company did not have shipping cost included in the consolidated financial statements for the first six months of 2010 and the fiscal years of 2009 and 2008, respectively.

General and Administrative Expenses

The following expenses are included in general and administrative expenses in the accompanying consolidated statements of income: general and administrative salary and benefit expenses, utility expenses, and other general and administrative overhead costs.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“US$). The functional currency of the Company is Renminbi (“RMB”). The consolidated financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting transaction adjustments are recorded as a component of shareholders’ equity. Gains and losses from foreign currency transactions are included in net income.

	December 31,
	2009	2008
	(audited)	(audited)
Year ended RMB: US$ exchange rate	6.8542	6.8372

	Year ended December 31,
	2009	2008
	(audited)	(audited)
Average yearly RMB: US$ exchange rate	6.9623	6.8409

	June 30,
	2010	2009
	(unaudited)	(unaudited)
RMB: US$ exchange rate ended June 30, 2010 and 2009	6.8086	6.8448

	Six Months Ended June 30,
	2010	2009
	(audited)	(audited)
Average six months RMB: US$ exchange rate	6.8347	6.8432

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Comprehensive Income

Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. Accumulated comprehensive income consists of changes in unrealized gains and losses on foreign currency translation.

Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange.  The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Exchange Risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of PRC Renminbi (RMB) converted to U.S. dollars on the date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

Recent Accounting Pronouncements

In April 2010, the FASB issued Accounting Standards Update 2010-13 (ASU 2010-13), "Compensation—Stock Compensation (Topic 718)." This Update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The provision of ASU 2010-13 are not expected to have a material effect on the Company’s consolidated financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

In March 2010, the FASB issued Accounting Standards Update 2010-11 (ASU 2010-11), "Derivative and Hedging (Topic 815)."  All entities that enter into contracts containing an embedded credit derivative feature related to the transfer of credit risk that is not only in the form of subordination of one financial instrument to another will be affected by the amendments in this Update because the amendments clarify that the embedded credit derivative scope exception in paragraph 815-15-15-8 through 15-9 does not apply to such contracts.  ASU 2010-11 is effective at the beginning of the reporting entity's first fiscal quarter beginning after June 15, 2010.  The provisions of ASU 2010-11 are not expected to have a material effect on the Company’s consolidated financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-10 (ASU 2010-10), "Consolidation (Topic 810)."  The amendments to the consolidation requirements of Topic 810 resulting from the issuance of Statement 167 are deferred for a reporting entity's interest in an entity (1) that has all the attributes of an investment company or (2) for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies.  An entity that qualifies for the deferral will continue to be assessed under the overall guidance on the consolidation of variable interest entities in Subtopic 810-10 (before the Statement 167 amendments) or other applicable consolidation guidance, such as the guidance for the consolidation of partnerships in Subtopic 810-20.  The deferral is primarily the result of differing consolidation conclusions reached by the International Accounting Standards Board ("IASB") for certain investment funds when compared with the conclusions reached under Statement 167.  The deferral is effective as of the beginning of a reporting entity's first annual period that begins after November 15, 2009, and for interim periods within that first annual reporting period, which coincides with the effective date of Statement 167.  Early application is not permitted.  The provisions of ASU 2010-10 are effective for the Company beginning in 2010. The adoption of ASU 2010-10 did not have a material impact on the Company’s consolidated financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-09 (ASU 2010-09), "Subsequent Events (Topic 855)."  The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed.  Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP.  ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010.  The provisions of ASU 2010-09 did not have a material effect on the Company’s consolidated financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements, which will require companies to make new disclosures about recurring or nonrecurring fair value measurements including significant transfers into and out of Level 1 and Level 2 fair value hierarchies and information on purchases, sales, issuance and settlements on a gross basis in the reconciliation of Level 3 fair value measurements.  The ASU is effective prospectively for financial statements issued for fiscal years and interim periods beginning after December 15, 2009.  The new disclosures about purchases, sales, issuance and settlements on a gross basis in the reconciliation of Level 3 fair value measurements is effective for interim and annual reporting periods beginning after December 15, 2010.  The Company expects that the adoption of ASU 2010-06 will not have a material impact on its consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-05 (ASU 2010-05), “Compensation – Stock Compensation (Topic 718)”.  This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation and is effective immediately. The provisions of ASU 2010-05 did not have a material effect on the Company’s consolidated financial statements and is effective immediately.

In December 2009, the FASB issued FASB ASU 2009-17, Consolidation (“FASB ASC 810”): Improvements to Financial Reporting by Enterprises involved with Variable Interest Entities.  This ASU amends the FASB Accounting Standards Codification for statement No.167.  In June 2009, the FASB issued SFAS No.167, Amendments to FASB Interpretation No. 46(R), which requires an enterprise to perform an analysis and ongoing reassessments to determine whether the enterprises variable interest or interests give it a controlling financial interest in a variable interest entity and amends certain guidance for determining whether an entity is a variable interest entity. It also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprises involvement in a variable interest entity.  SFAS No.167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009 and for all interim reporting periods after that, with early application prohibited.  The Company is currently evaluating the impact of the adoption of SFAS No.167.

In September 2009, the Emerging Issues Task Force reached final consensus on FASB ASU 2009-13, “Revenue Arrangements with Multiple Deliverables”.  FASB ASU 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting, and how the arrangement consideration should be allocated among the separate units of accounting.  This ASU will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The adoption of such standard has not had a material impact on the Company’s consolidated financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

In August 2009, the FASB issued FASB ASU 2009-05, “Measuring Liabilities at Fair Value”. FASB ASU 2009-05 amends FASB ASC 820, “Fair Value Measurements”.  Specifically, FASB ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities or similar liabilities when traded as assets and/or 2) a valuation technique that is consistent with the principles of FASB ASC 820 of the Accounting Standards Codification (e.g. an income approach or market approach).  FASB ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability.  The adoption of such standard has not had a material impact on the Company’s consolidated financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued ASC Topic 105 (originally issued as SFAS No. 168, The FASB Accounting Standards Codifications and the Hierarchy of Generally Accepted Accounting Principles — A replacement of FASB Statement No. 162). The Codification has become the single source of authoritative generally accepted accounting principles (“GAAP”) recognized by the FASB and substantially retains existing GAAP. The Codification does not replace or affect guidance issued by the Securities and Exchange Commission (“SEC”) or its staff for public entities in their filings with the SEC. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the Codification has been reflected in the notes to the financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, (FASB ASC 855-10”) which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements.  The statement is effective for interim and annual periods ended after June 15, 2009.  The standard was subsequently amended by FASB ASU 2010-09 which exempts an entity that is an SEC filer from the requirement to disclose the date through which subsequent events have been evaluated.

On April 1, 2009, the FASB approved ASC 805 (formerly FSP FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies), which amends Statement 141R and eliminates the distinction between contractual and non-contractual contingencies.  Under ASC 805, an acquirer is required to recognize at fair value an asset acquired or liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value cannot be determined, the acquirer applies the recognition criteria in SFAS No. 5, Accounting for Contingencies and Interpretation 14, “Reasonable Estimation of the Amount of a Loss – and interpretation of FASB Statement No. 5,” to determine whether the contingency should be recognized as of the acquisition date or after it.  The adoption of ASC 805 has not had a material effect on the Company’s consolidated financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

In April 2009, ASC 320-10 (formerly FSP FAS 115-2 and FAS 124-2) amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements.  It did not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. We are required to adopt ASC 320-10 for our interim and annual reporting periods ending after June 15, 2009.  ASC 320-10 does not require disclosures for periods presented for comparative purposes at initial adoption.  ASC 320-10 requires comparative disclosures only for periods ending after initial adoption.  The adoption of ASC 320-10 has not had a material effect on the Company’s consolidated financial statements.

On April 9, 2009, the FASB also approved ASC 825-10 (formerly FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments) to require disclosures about fair value of financial instruments in interim period financial statements of publicly traded companies and in summarized financial information required by APB Opinion No. 28, Interim Financial Reporting.  We are required to adopt ASC 825-10 for our interim and annual reporting periods ending after June 15, 2009.  ASC 825-10 does not require disclosures for periods presented for comparative purposes at initial adoption. ASC 825-10 requires comparative disclosures only for periods ending after initial adoption.  The adoption of ASC 825-10 has not had a material effect on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” as incorporated into FASB ASC 820, “Fair Value Measurements and Disclosures”. The guidance relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales.  It reaffirms what FASB ASC 820 states is the objective of fair value measurement—to reflect how much an asset would be sold for in an orderly transaction (as opposed to a distressed or forced transaction) at the date of the financial statements under current market conditions.  Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.  This guidance is effective for interim and annual periods ended after June 15, 2009, but entities may early adopt this guidance for the interim and annual periods ended after March 15, 2009. The adoption of such standard has not had a material impact on the Company’s consolidated financial statements.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Note 3	Accounts Receivable

Accounts receivable, net of allowance for doubtful accounts, were $505,464 and $371,159 as of December 31, 2009 and 2008, respectively. At June 30, 2010, the balance of accounts receivable, net of allowance for doubtful accounts, was $1,735,808. The allowances for doubtful accounts as of June 30, 2010, December 31, 2009 and 2008 were $0.

Note 4	Inventories

Inventories consisted of the following:

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)	(Audited)	(Audited)
Raw materials	$687,144	$244,248	$185,861
Finished goods	964,738	325,638	148,642
	$1,651,882	$596,886	$334,503

Note 5	Advances to Suppliers

Advances to suppliers represent cash paid in advance to suppliers for purchases of raw materials. The balance of advances to suppliers was $0 and $2,514,511 at December 31, 2009 and 2008, respectively. As of June 30, 2010, the balance of advances to suppliers was $198,500.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Note 6	Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)	(Audited)	(Audited)
Building and building improvements	$6,835,525	$6,806,933	$3,654,698
Operation equipment	11,732,062	11,682,986	5,597,099
Vehicles	15,429	15,364	15,326
Electricity equipment	6,665	6,637	6,621
Office equipment and furniture	558	556	554
	18,590,239	18,512,476	9,274,298
Less: accumulated depreciation	(2,137,108)	(1,675,766)	(1,198,333)
	$16,453,131	$16,836,710	$8,075,965

The Company recorded depreciation expense related to these assets of $474,198 and $454,866 in the years ended December 31, 2009 and 2008, respectively. The depreciation expenses related to these assets for the first six months of 2010 and 2009 were $452,565 and $241,182, respectively.

Note 7	Intangible Asset

Intangible asset consisted of the following:

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)	(Audited)	(Audited)
Cost of land use rights	$1,489,112	$1,482,883	$1,210,936
Less: Accumulated amortization	(79,337)	(63,854)	(36,793)
	$1,409,775	$1,419,029	$1,174,143

The land use rights, for the lands located at the Linyi County, Shandong province facility commenced in the year ended December 31, 2007, with the use right term of forty seven years and fifty years for certain parcels of the land.

Amortization expense for the years ended December 31, 2009 and 2008 was $26,955 and $24,148, respectively. For the first six months of 2010 and 2009, the amortization expense was $15,156 and $12,284.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Note 8	Short-term Loans

As of June 30, 2010 and December 31, 2009 and 2008, the short-term loans were as follow:

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)	(Audited)	(Audited)
Loan payable to Agricultural Bank of China, interest at 6.903% annually, due by July 15, 2010, collateralized by certain assets of the Company.	$587,492	$585,034	$-
Loan payable to Commercial Bank Dezhou Beiyuan Branch, interest at 9.6642% annually, due by November 20, 2010 and repaid by June 30, 2010, collateralized by certain assets of the Company.	-	314,456	-
Loan payable to Commercial Bank Dezhou Beiyuan Branch, interest at 9.5742% annually, due by June 16, 2010, collateralized by certain assets of the Company.	-	731,294	-
Loan payable to China Construction Bank, interest at 7.31% annually, due by January 1, 2010, collateralized by certain assets of the Company.	-	438,776	-
Loan payable to Agricultural Bank of China, interest at 8.2305% annually, due by March 17, 2010, collateralized by certain assets of the Company.	-	1,170,070	-
Loan payable to Agricultural Bank of China, interest at 6.903% annually, due by March 11, 2010, collateralized by certain assets of the Company.	-	1,462,587	-
Loan payable to Commercial Bank Dezhou Beiyuan Branch, interest at 9.9828% annually, due by March 25, 2010, collateralized by certain assets of the Company.	-	731,294	-

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Loan payable to Commercial Bank Dezhou Beiyuan Branch, interest at 9.9828% annually, due by January 26, 2010, collateralized by certain assets of the Company.	-	585,035	-
Loan payable to Commercial Bank Dezhou Beiyuan Branch, interest at 9.6642% annually, due by November 20, 2010, collateralized by certain assets of the Company.	-	124,320	-
Loan payable to Commercial Bank Dezhou Beiyuan Branch, interest at 9.72% annually, due by February 24, 2010, collateralized by certain assets of the Company.	-	438,776	-
Loan payable to Commercial Bank Dezhou Beiyuan Branch, interest at 12.1014% annually, due by January 2, 2009, collateralized by certain assets of the Company.	-	-	437,688
Loan payable to Commercial Bank Dezhou Beiyuan Branch, interest at 12.1014% annually, due by March 31, 2009, collateralized by certain assets of the Company.	-	-	729,480
Loan payable to Commercial Bank Dezhou Beiyuan Branch, interest at 9.2232% annually, due by March 30, 2009, collateralized by certain assets of the Company.	-	-	291,792
Loan payable to Development Bank, interest at 7.47% annually, due by June 24, 2009, collateralized by certain assets of the Company.	-	-	4,085,087
Loan payable to Development Bank, interest at 7.47% annually, due by June 26, 2009, collateralized by certain assets of the Company.	-	-	1,750,751

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Loan payable to Credit Union, interest at 11.7055% annually, due by January 1, 2009, collateralized by certain assets of the Company.	-	-	1,167,168
Loan payable to China Construction Bank, interest at 10.458% annually, due by January 12, 2009, collateralized by certain assets of the Company.	-	-	291,792
Loan payable to China Construction Bank, interest at 10.458% annually, due by April 1, 2009, collateralized by certain assets of the Company.	-	-	437,688
Loan payable to Agricultural Bank of China, interest at 11.5785% annually, due by February 23, 2009, collateralized by certain assets of the Company.	-	-	583,583
Loan payable to Agricultural Bank of China, interest at 11.2050% annually, due by April 13, 2009, collateralized by certain assets of the Company.	-	-	1,167,168
Loan payable to Agricultural Bank of China, interest at 12.0960% annually, due by October 6, 2009, collateralized by certain assets of the Company.	-	-	729,480
Loan payable to Agricultural Bank of China, interest at 8.928% annually, due by September 17, 2009, collateralized by certain assets of the Company.	-	-	729,480
Loan payable to Industrial and Commercial Bank of China, interest at 8.964% annually, due by August 7, 2009, collateralized by certain assets of the Company.	-	-	510,635
Loan payable to Industrial and Commercial Bank of China, interest at 8.640% annually, due by August 17, 2009, collateralized by certain assets of the Company.	-	-	510,635
	$587,492	$6,581,642	$13,422,427

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

Short-term bank loans are obtained from local banks in China. All the short-term bank loans are repayable within one year and are secured by property, plant and equipment and land use rights owned by the Company.

The interest expense was $893,090 and $1,160,557 for the years ended December 31, 2009 and 2008, respectively. For the first six months ended June 30, 2010 and 2009, the interest expense was $186,460 and $588,520, respectively.

Note 9	Accounts Payable

At December 31, 2009 and 2008, accounts payable were $3,822,930 and $221,110, respectively. As of June 30, 2010, the Company recorded accounts payable of $2,626,588. Accounts payable is primarily payments due to suppliers and vendors for malts.

Note 10	Taxes

(a) Corporation Income Tax (“CIT”)

On March 16, 2007, the National People’s Congress of China approved the new Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), which is effective from January 1, 2008.

Prior to January 1, 2008, the CIT rate applicable to our subsidiaries in the PRC is 33%.  After January 1, 2008, under the New CIT Law, the corporate income tax rate applicable to our subsidiaries is 25%. The New CIT Law has an impact on the deferred tax assets and liabilities of the Company. The Company adjusted deferred tax balances as of December 31, 2009 based on their best estimate and will continue to assess the impact of such new law in the future. The effects arising from the enforcement of the New CIT Law have been reflected in the accounts.

In accordance with the New CIT Law, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income.  The definition of “place of effective management" refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise. As of December 31, 2009, no detailed interpretation or guidance has been issued to define “place of effective management”. Furthermore, as of December 31, 2009, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax under the New CIT Law.  The Company has analyzed the applicability of this law, as of December 31, 2009, and the Company has not accrued for PRC tax on such basis.  The Company will continue to monitor changes in the interpretation or guidance of this law.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

The New CIT Law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China.  Such dividends were exempted from PRC tax under the previous income tax law and regulations.  The foreign invested enterprise is subject to the withholding tax starting from January 1, 2008.  There were no dividends distributed in the first six months ended June 30, 2010, and during the years ended December 31, 2009 or 2008.

Income tax expenses consist of the following:
	June 30,		December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Current taxes expense	$598,957	$205,145	$15,563	$-
Deferred taxes expense (benefit)	-	-	546,204	(48,697)
Income taxes expense (benefit)	$598,957	$205,145	$561,767	$(48,697)

The table below summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the statutory rate in the PRC and the actual tax provision:

	Six Months Ended June 30,		Year Ended April 30,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Income tax (benefit) provision at PRC statutory rate	$577,000	$251,000	$562,000	$(114,000)
Permanent differences	(5,000)	(46,000)	-	65,000
Tax provision	$572,000	$205,000	$562,000	$49,000

Reconciliation from the expected income tax expenses calculated with reference to the statutory tax rate in the PRC of 25% for the first six months of 2010 and the years of 2009 and 2008 is as follows:

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)	(Audited)	(Audited)
Computed "expected" income tax liabilities (refund)	$598,957	$561,767	$(48,697)
Effect on net operating loss carryforward	(99,647)	(546,196)	48,697
Income taxes liabilities	$499,310	$15,571	$-

Components of net deferred tax assets are as follows:

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)	(Audited)	(Audited)
Deferred tax assets – current	$-	$71,158	$616,125
Provision of doubtful account	-	-	-
	$-	$71,158	$616,125

The Company uses FASB ASC 740 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”)). – AN INTERPRETATION OF FASB STATEMENT NO. 109, ACCOUNTING FOR INCOME TAXES.  The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  FIN 48 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  As of June 30, 2010 and December 31, 2009 and 2008, the Company does not have a liability for unrecognized tax expenses.

(b) Value Added tax (“VAT”)

Enterprises or individuals, who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with Chinese Laws. The VAT standard rate is 17% of the gross sale price.  A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

The VAT payable balance of $393,677, $68,849 and $33,763 at June 30, 2010, December 31, 2009 and 2008, respectively are included in taxes payable in the accompanying consolidated balance sheets.

Taxes Payable is comprised of the following:

	June 30,	December 31,
	2010	2009	2008
	(Unaudited)	(Audited)	(Audited)
VAT and Consumption Taxes Payable	$961,762	$69,890	$35,047
Local and Municipal Taxes and Fees	86,642	6,373	3,154
Income Taxes Payable	472,779	15,571	-
	$1,521,183	$91,834	$38,201

Note 11	Related Party Transaction

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. The due from/to related parties represented the advances from or to the Company’s shareholders. On June 30, 2010, the Company had due to related party of $6,363,916. At December 31, 2009 the Company had a due to related party of $371,106 and a due from related party of 9,214,821 as of December 31, 2008.  The Company has charged interest at prevailing market rates on funds advanced to related parties.

Note 12	Statutory Reserve

As stipulated by the Company Law of PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:
•	Making up cumulative prior years’ losses, if any;
•
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital;

•
Allocations of 5% to 10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company’s employees; and

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

•	Allocations to the discretionary surplus reserve, if approved in the stockholders’ general meeting.
•
The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

The Company had cumulated deficit of ($264,851) and ($1,940,823) as of December 31, 2009 and 2008. As of June 30, 2010, the Company had retained earnings of $1,388,991. In accordance with the Company Law of PRC, the Company did not allocate 10% of its annual net income as statutory reserve for the years ended December 31, 2009 and 2008. For the first six months ended June 30, 2010, the Company allocated $157,007 as statutory reserve.

According to the new Company Law of PRC executed in 2006, the Company is no longer required to reserve the “Statutory common welfare fund”. Accordingly, the Company did not reserve the common welfare fund as of December 31, 2009 and 2008.

Note 13	Segment Reporting

GAAP requires the use of the management approach model for segment reporting. The management approach model is based on how a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Based on this model, the Company has determined that it has two segments. The Company’s principal businesses are buying and selling brewer’s malts, and the producing and distributing low alcohol beverages. Based on the various operating activities, the Company’s reportable segments are as follows:

	For the Six Months Ended June 30, 2010 (Unaudited)
	Malts	Low Alcohol Beverage	Corporate	Total
Revenues	$9,026,011	$5,317,042	$-	$14,343,053
Depreciation and Amortization	$235,101	$232,620	$-	$467,721
Interest Income	$38,668	$80	$-	$38,748
Interest expense	$186,365	$95	$-	$186,460
Income tax expense	$344,355	$228,191	$-	$572,546
Segment Profit	$1,033,067	$698,495	$-	$1,731,562
Segment Assets	$14,339,086	$10,819,064	$-	$25,158,150
Expenditure for Segment Assets	$-	$-	$-	$-

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

	For the Six Months Ended June 30, 2009 (Unaudited)
	Malts	Low Alcohol Beverage	Corporate	Total
Revenues	$9,026,010	$5,317,043	$-	$14,343,052
Depreciation and Amortization	$97,949	$155,517	$-	$253,466
Interest Income	$242,307	$-	$-	$242,307
Interest expense	$588,520	$-	$-	$588,520
Income tax expense	$185,324	$19,821	$-	$205,145
Segment Profit	$1,112,353	$698,496	$-	$1,810,49
Expenditure for Segment Assets	$-	$-	$-	$-

	For the Year Ended December 31, 2009 (Audited)
	Malts	Low Alcohol Beverage	Corporate	Total
Revenues	$8,981,030	$2,937,983	$-	$11,919,013
Depreciation and Amortization	$293,064	$208,089	$-	$501,153
Interest Income	$321,474	$17	$-	$321,491
Interest expense	$893,090	$-	$-	$893,090
Income tax expense	$436,997	$124,770	$-	$561,767
Segment Profit	$1,310,987	$364,985	$-	$1,675,972
Segment Assets	$18,225,311	$7,462,806	$-	$25,688,117
Expenditure for Segment Assets	$4,091,840	$10,819,064	$-	$9,478,954

LINYI HENGCHANG BREWER’S MALT CO., LTD. AND
SHANDONG QINGYUAN BEER CO., LTD.
NOTES TO COMBINED FINANCIAL STATEMENTS
THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND
THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009 (UNAUDITED)

	For the Year Ended December 31, 2008 (Audited)
	Malts	Low Alcohol Beverage	Corporate	Total
Revenues	$6,321,933	$1,639,654	$-	$7,961,587
Depreciation and Amortization	$266,152	$212,862	$-	$479,014
Interest Income	$660,572	$11	$-	$660,583
Interest expense	$1,160,557	$-	$-	$1,160,557
Income tax expense (benefit)	$34,046	$(82,743)	$-	$(48,697)
Segment Profit (Loss)	$(145,334)	$(265,794)	$-	$(411,128)
Segment Assets	$22,985,734	$4,171,183	$-	$27,156,917
Expenditure for Segment Assets	$350,461	$-	$-	$350,461

Note 14	Subsequent Events

We have evaluated all events or transactions that occurred after June 30, 2010 up through the date we issued the consolidated financial statements.

SABRE INDUSTRIAL, INC. AND
SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET

Sabre Industrial, Inc.

CONTENTS

Pro Forma Consolidated Financial Statements:

Introduction	F- 34

Pro Forma Consolidated Balance Sheet
As of June 30, 2010 (unaudited)	F-37

Notes to Pro Forma Consolidated Financial Statements…	F-38

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statement is provided for illustrative purposes only to aid in the analysis of the operations of the combined company. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the business combination, are factually supportable and are expected to have a continuing impact on the combined results.

The following unaudited pro forma combined balance sheet information has been prepared assuming that the acquisition, through share exchange, between Sabre Industrial, Inc., (“Sabre”) a Delaware corporation, and Tsingyuan Holding Inc. (“Tsingyuan Holding”), a Delaware corporation, which became effective as of September 24, 2010, had occurred at June 30, 2010.

The unaudited pro forma combined balance sheet gives effect to the following events:

-
The September 13, 2010 purchase of 60,000,000 shares of Sabre common stock by Zhang Dingyou, a citizen of the People’s Republic of China (the “PRC”), from Corporate Services International, Inc.(“CSII”) (the “Zhang Stock Purchase”). The CEO of and majority shareholder of CSII was the former sole director of Sabre. Subsequent to this purchase Mr. Zhang became the majority shareholder of Sabre controlling 99% of Sabre’s outstanding shares. The Zhang Stock Purchase was for $408,000 in a private transaction whereby Sabre did not issue any shares, and will not receive any of the proceeds.

-
Prior to the Zhang Stock Purchase, and as a condition of the Zhang Stock Purchase, 40,150,641 shares of Sabre’s then 100,758,543 shares of common stock, held by CSII, were exchanges for 1,000 shares of Sabre’s newly authorized non-voting preferred stock. The preferred shares can convert into 0.9% of the fully diluted common stock of Sabre within thirty days after Sabre files a current report on Form 8-K stating that it has ceased be a shell company.

-
To give effect to the September 24, 2010 share exchange (the “Share Exchange”), whereby Sabre acquired 100% of the Tsingyuan Holding, Inc. (“Tsingyuan Holdings”), a Delaware corporation for 65,107,671 shares of Sabre common stock. Tsingyuan Holdings is an investment holding company that ultimately controls operating entities in the PRC. Accordingly, Sabre will cease being a shell company subsequent to the Share Exchange.

Tsingyuan Holdings was established on March 30, 2010, by Mr. Zhang, with Mr. Zhang retaining majority ownership and control of Tsingyuan Holding. Upon inception Tsingyuan Holding issued 65,107.671 shares of it 20,000,000 authorized $0.0001 par value common stock to the founders of the company. In the Share Exchange, Tsingyuan Holdings shareholders received 1,000 shares of Sabre for each share of Tsingyuan Holding. On April 22, 2010 Tsingyuan Holdings established their wholly-owned subsidiary Tsingyuan Group (HK) Co., Ltd.  (“Tsingyuan HK”), a Hong Kong limited liability company established. Tsingyuan HK was established with 10,000 shares authorized, with a par value of $1 Hong Kong Dollar per share (approximately $0.13 US dollar per share). On June 17, 2010, Tsingyuan HK established Beijing Qingyuan Hengchang Consulting, Co. Ltd. (“Beijing Qingyuan”), a wholly-owned Chinese limited liability company. Beijing Qingyuan is a wholly owned foreign  enterprise, or a WOFE. Through a series of entrusted management agreements, entered into on June 26, 2010, Beijing Qingyuan has control over the operations of Linyi Hengchang Brewer’s Malt Co., Ltd. (“Linyi Malt”), a PRC limited liability company established March 3, 2004. Shandong Qingyuan Beer Co., Ltd. (“Qingyuan Beer”) is a PRC limited liability company established December 16, 2005.  Linyi Malt is engaged in the production and distribution of brewer’s malt.  Qingyuan Beer brews and distributes beer throughout northern and eastern China. Linyi Malt owns 66.8% of Qingyuan Beer, the remaining 33.2% of the shareholders are relations of or similar owners of Linyi Malt. The beers are commonly marketed under the trade names, “QINGLIN,” “QINGYI,” and “QINGYUAN”. The controlling shareholder of Linyi Malt and Qingyuan Beer is Mr. Zhang.

The control that Beijing Qingyuan has over Linyi Malt and Qingyuan Beer is generally identified as an “entrusted management” business arrangement that is a result of Linyi Malt and Qingyuan Beer, together with their shareholders, having entered into a series of entrusted management agreements. The agreements provide that all economic benefits and risks arising from the operations of Linyi Malt and Qingyuan Beer are transferred to Beijing Qingyuan. Accordingly, Linyi Malt and Qingyuan Beer are commonly referred to as variable interest entities (or VIE’s) with respect to Beijing Qingyuan as they are deemed the primary beneficiary of these agreements. Details of the VIE Agreements are set for in the accompanying Form 8-K.

Sabre and its wholly-owned subsidiary, Tsingyuan Holdings and its wholly-owned subsidiary Tsingyuan HK, and its wholly-owned subsidiary Beijing Qingyuan, do not own any assets or conduct any operations, other than Tsingyuan HK’s subsidiary Beijing Qingyuan that provides services to Linyi Malt and Qingyuan Beer under the aforementioned series of entrusted management agreements. The agreements are such that the operations and financial position of Linyi Malt and Qingyuan Beer, subsequent to the completion of the entrusted management agreements, will be consolidated with those of Sabre, Beijing Qingyuan, Tsingyuan HK and Tsingyuan Holding. Subsequent, to the September 24, 2010 Share Exchange, Sabre,  Tsingyuan Holding, Tsingyuan HK, Beijing Qingyuan, and Beijing Qingyuan VIE’s: Linyi Malt and Qingyuan Beer, are referred to as the “Company,” unless specific reference is mentioned to an individual company or entity.

Chinese laws and regulations currently do not prohibit or restrict foreign ownership in alcohol brewery businesses. However, Chinese laws and regulations do prevent direct foreign investment in certain industries. On June 26, 2010, to protect the Company’s shareholders from possible future foreign ownership restrictions, Linyi Malt and Qingyuan Beer entered into an entrusted management agreement with Beijing Qingyuan, which provides that Beijing Qingyuan will be entitled to the full guarantee for the performance of such entrusted management agreements entered into by Linyi Malt and Qingyuan Beer. Beijing Qingyuan is also entitled to receive the residual return of Linyi Malt and Qingyuan Beer.  As a result of the agreement, Beijing Qingyuan will absorb 100% of the expected gains or losses of Linyi Malt and Qingyuan Beer, which results in Beijing Qingyuan being the primary beneficiary of Linyi Malt and Qingyuan Beer.

Beijing Qingyuan also entered into a pledge of equity agreement with the principal shareholders of Linyi Malt and Qingyuan Beer (the “Principal Shareholders”), who pledged all their equity interest in these entities to Beijing Qingyuan. The pledge of equity agreements, which were entered into by each Principal Shareholder, pledged each of the Principal Shareholders’ equity interest in Linyi Malt and Qingyuan Beer as a guarantee for the entrustment payment under the Entrusted Management Agreements.

In addition, Beijing Qingyuan entered into an option agreement to acquire the Principal Shareholders’ equity interest in these entities if or when permitted by the PRC laws.

Based on these exclusive agreements, the Company consolidates the variable interest entities (“VIE”), Linyi Malt and Qingyuan Beer, as required by generally accepted accounting principles in the United States (“US GAAP”), because the Company is the primary beneficiary of the VIEs. The profits and losses of the Company are allocated based upon the Entrusted Management Agreements.

The Share Exchange acquisition will be accounted for as a “reverse acquisition” since, immediately following completion of the transaction, the shareholders of Tsingyuan Holding immediately after to the acquisition will have effective control of Sabre. For accounting purposes, Tsingyuan Holdings will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Sabre, i.e., a capital transaction involving the issuance of shares by Sabre for the shares of Tsingyuan Holding. Accordingly, the combined assets, liabilities and results of operations of Tsingyuan Holding, and its subsidiaries and VIE’s,  became the historical financial statements of Sabre at the closing of the Share Exchange, and Sabre assets (primarily cash and cash equivalents), liabilities and results of operations will be consolidated with those of Tsingyuan Holding beginning on the Share Exchange date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction will be charged to additional paid-in capital. All professional fees and other costs associated with transaction will be charged to additional paid-in-capital.

The accompanying pro forma combined financial statement illustrates the effect of the acquisition among Sabre, Tsingyuan Holding, Tsingyuan HK, Beijing Qingyuan, and Beijing Qingyuan VIE’s: Linyi Malt and Qingyuan Beer, collectively the Company, on the Company's financial position as of June 30, 2010. The pro forma combined balance sheet as of June 30, 2010, is based on the historical unaudited balance sheet of these entities as of June 30, 2010. The pro forma combined balance sheet assumes the acquisition took place on June 30, 2010.

The pro forma combined balance sheet may not be indicative of the actual results of the Share Exchange and there can be no assurance that the foregoing results would have been obtained. In particular, the pro forma combined balance sheet is based on management's current estimates of the Share Exchange. In addition, future results of the combined entity, the Company, may not be similar to the results presented. Actual results could differ from the pro forma information presented. Such results might be dissimilar based on future events and conditions.

The accompanying pro forma combined financial statements should be read in conjunction with the historical financial statements of Sabre as filed in its quarterly report on Form 10-Q and the financial statements of Linyi Malt and Qingyuan Beer , the VIE’s, such financial statements appear elsewhere in this current report on Form 8-K.

SABRE INDUSTRIAL AND SUBSIDIARIES
COMBINED BALANCE SHEETS
AS OF JUNE 30, 2010

			Tsingyuan
			Holdings,
	Linyi Malt		Tsingyuan HK			Pro Forma
	and	Sabre	and		Pro Forma	Combined
	Qingyuan Beer	Industrial	Beijing Qingyuan		Adjustments	Total
ASSETS			(a)
Current Assets:
Cash and cash equivalents	$3,596,377	$10,375	$-		$	$3,606,752
Accounts receivable, net of allowance for doubtful accounts of $0 at June 30, 2010, and December 31, 2009 and 2008, respectively	1,735,808	-	-			1,735,808
Inventories	1,651,882	-	-			1,651,882
Advances to suppliers	198,500	-	-			198,500
Due from related parties	-	-	-			-
Other current assets	112,677	-	-			112,677
Total Current Assets	7,295,244	10,375	-		-	7,305,619

Plant and equipment, net of accumulated depreciation of $2,137,108, $1,675,766 and $1,198,333 at June 30, 2010, and December 31, 2009 and 2008, respectively	16,453,131	-	-			16,453,131
Intangible asset, net	1,409,775	-	-			1,409,775

	$25,158,150	$10,375	$-		$-	$25,168,525

LIABILITIES AND OWNERS' EQUITY
Current Liabilities:
Short-term loans	$587,492	$-	$-		$-	$587,492
Accounts payable and accrued expense	2,642,065	16,747	-		-	2,658,812
Taxes payable	1,521,183	-	-		-	1,521,183
Due to related parties	6,363,916	13,258	-		-	6,377,174
Total Current Liabilities	11,114,656	30,005	-		-	11,144,661

Owners' Equity:
Preferred stock, Series B (Sabre Industrial) - 1,000 authorized, $0.001 par value				(a)	40,151	40,151
Common shares (Sabre Industrial) - 300,000,000 authorized, $.001 par value,
100,758,543 shares issued and outstanding; 125,715,573 shares issued and outstanding post Share Exchange.		100,758	-	(a) (b)	(40,151 65,108)	125,715
Common shares (Tsingyuan Holdings) - 10,000 authorized,
$.13 (USD) par value, 10,000 shares issued and outstanding			1,300	(b)	(1,300)	-
Additional paid in capital	11,158,533	37,644	(1,300)	(b)	(221,840)	10,973,037
Statutory surplus reserves	149,078	-	-		-	149,078
Retained earnings (Accumulated deficits)	1,317,633	(158,032)	-		158,032	1,317,633
Accumulated other comprehensive income	1,418,250	-	-		-	1,418,250
Total Owners' Equity	14,043,494	(19,630)	-		-	14,023,864

	$25,158,150	$10,375	$-		$-	$25,168,525

(a) - The balance sheets of Tsingyuan Holdings, Tsingyuan HK and Beijing Qingyuan are presented as one combined entity for proforma purposes as these are essentially non-operating holding company's with minimal assets, liabilities and equity

See notes to combined proforma financial statements.

FOOTNOTES TO PRO FORMA FINANCIAL STATEMENTS

1.             Basis for Pro Forma Presentation

The unaudited pro forma consolidated financial information as of June 30, 2010 has been derived from Linyi Malt and Qingyuan Beer unaudited financial statements as of June 30, 2010, included elsewhere in this current report on Form 8-K, and the unaudited financial statements of Sabre as of June 30, 2010 as filed in their Form 10-Q as of the same period ended. This unaudited pro forma combined financial information should be read in conjunction with these unaudited financial statements and notes related to those financial statements.

The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable given the information available; however, such adjustments are subject to change based upon the costs incurred in connections with the Share Exchange and related transactions and any other material information. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what the Company’s financial position would have been had the transactions contemplated by the Share Exchange Agreement and related transactions occurred on June 30, 2010.  The September 13, 2010 purchase of 60,000,000 shares of Sabre common stock is not presented as this was a transaction between two shareholders and not a transaction by a company.

On September 24, 2010, Sabre completed a Share Exchange with Tsingyuan Holdings. Both companies prior to the Share Exchange were controlled by mutual shareholders. Pursuant to the terms of the Share Exchange, Sabre transferred to the shareholders of Tsingyuan Holding 65,107,671 shares in exchange for all the issued shares of Tsingyuan Holdings. As a result of the Share Exchange, Tsingyuan Holding, along with its wholly owned subsidiary Tsingyuan HK, and its wholly owned subsidiary Beijing Qingyuan, and its VIE’s Linyi Malt and Qingyuan Beer, became wholly-owned subsidiaries and controlled entities of Sabre. The controlling shareholder of Sabre is the same as that of Tsingyuan Holdings; accordingly control of the combined entities subsequent to the Share Exchange was not affected.

2.             Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at June 30, 2010.

The adjustments are as follows:
	Dr.	Cr.
(a)
Common shares - Sabre Industrial	40,151
Preferred stock		40,151
To cancel common shares, and issuance of Preferred shares in anticipation of Share Exchange
(b)
Common shares - Tsingyuan HK	1,300
Additional paid in capital	221,840
Common shares - Sabre Industrial		65,108
Accumulated deficit - Sabre		158,032
To account for Share Exchange and reverse merger